Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-200408

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are neither offers to sell nor solicitations of offers to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 27, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 20, 2014)

22,727,273 Shares

Springleaf Holdings, Inc.

Common Stock

        Springleaf Holdings, Inc. ("SHI") is offering 18,939,394 shares of its common stock and Springleaf Financial Holdings, LLC (the "Selling Stockholder" or the "Initial Stockholder"), an entity owned primarily by a private equity fund managed by an affiliate of Fortress Investment Group LLC ("Fortress") and AIG Capital Corporation, a subsidiary of American International Group, Inc. ("AIG"), is offering 3,787,879 shares of our common stock, by this prospectus supplement and the accompanying prospectus. The shares being sold by the Selling Stockholder are beneficially owned by AIG. Immediately after completion of this offering, the Selling Stockholder will own approximately 61.4% of our outstanding common stock. Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "LEAF." On April 24, 2015, the last reported sale price of our common stock on the NYSE was $52.80 per share.

        On March 2, 2015, SHI entered into a stock purchase agreement (the "Stock Purchase Agreement") to acquire all of the outstanding equity interests of OneMain Financial Holdings, Inc. ("OneMain") for $4.25 billion in cash, subject to adjustment (the "Proposed Acquisition"). Closing of the Proposed Acquisition is subject to various conditions. The Proposed Acquisition is expected to close in the third quarter of 2015, although there can be no assurance that the Proposed Acquisition will close, or if it does, when the actual closing will occur. See "Summary—Acquisition of OneMain" and "Risk Factors—Risks Related to the Proposed Acquisition." See "Unaudited Pro Forma Condensed Combined Financial Information" for certain pro forma financial information that gives effect to the Proposed Acquisition.

        SHI intends to use the net proceeds of this offering, together with cash on hand and proceeds from the sale of investment securities and existing conduit facilities, to fund the Proposed Acquisition and/or for general corporate purposes, which may include debt repurchases and repayments, capital expenditures and other possible acquisitions. SHI will not receive any proceeds from the sale of common stock in this offering by the Selling Stockholder.

        This offering is not conditioned upon the closing of, and SHI is not required to use the net proceeds therefrom to consummate, the Proposed Acquisition. Accordingly, SHI will have broad discretion over the use of proceeds from this offering. See "Summary—The Offering."

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-13 of this prospectus supplement and page 7 of the accompanying prospectus and those risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$
Proceeds, before expenses, to the Selling Stockholder	$	$

        The Selling Stockholder has also granted the underwriters an option to purchase up to an additional 3,409,090 shares of our common stock at the public offering price, less the underwriting discount, within 30 days after the date of this prospectus supplement. The shares subject to the option are beneficially owned by AIG.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares of common stock against payment on or about                , 2015.

Joint Book-Running Managers

Citigroup	Goldman, Sachs & Co.	Barclays	Credit Suisse

Co-managers

Natixis	RBC Capital Markets	Wells Fargo Securities

                    , 2015

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement that we filed with the SEC. Under this shelf registration process, we may sell the securities described in the accompanying prospectus at our discretion in one or more offerings. You should read (i) this prospectus supplement, (ii) the accompanying prospectus, (iii) any free writing prospectus prepared by or on behalf of us or to which we have referred you and (iv) the documents incorporated by reference herein and therein that are described in this prospectus supplement and the accompanying prospectus under the heading "Where You Can Find More Information."

        We and the Selling Stockholder have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may have provided you. We, the Selling Stockholder and the underwriters are offering to sell, and seeking offers to buy, these securities only in jurisdictions where the offers or sales are permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any other documents incorporated by reference in either is accurate only as of the stated date of each document in which the information is contained. After the stated date, our business, financial condition, results of operations and prospects may have changed.

        This prospectus supplement and the accompanying prospectus summarize certain documents and other information to which we refer you for a more complete understanding of what we discuss in this prospectus supplement and the accompanying prospectus. In making an investment decision, you should rely on your own examination of our Company (as defined herein) and the terms of this offering and our common stock, including the merits and risks involved.

        We, the Selling Stockholder and the underwriters are not making any representation to any purchaser of our common stock regarding the legality of the purchaser's investment in our common stock. You should not consider any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our common stock.

S-i

Prospectus Supplement

 PROSPECTUS

        Certain of the states in which we are licensed to originate loans and the state in which our insurance subsidiaries are domiciled (Indiana) have laws or regulations which require regulatory approval for the acquisition of "control" of regulated entities. Under some state laws or regulations, there exists a presumption of "control" when an acquiring party acquires as little as 10% of the voting securities of a regulated entity or of a company which itself controls (directly or indirectly) a regulated entity (the threshold is 10% under Indiana's insurance statutes). Therefore, any person acquiring 10% or more of our common stock may need the prior approval of some state insurance and/or licensing regulators, or a determination from such regulators that "control" has not been acquired.

S-ii

NON-GAAP FINANCIAL MEASURES

        The SEC has adopted rules to regulate the use of "non-GAAP financial measures" in filings with the SEC and in other public disclosures. These measures are derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

        We present pretax core earnings, as described under "Summary—Summary Consolidated Historical and Pro Forma Financial Data," as a non-GAAP financial measure in this prospectus supplement and accompanying prospectus. Pretax core earnings is a key performance measure used by management in evaluating the performance of our Core Consumer Operations. Pretax core earnings represents our income (loss) before provision for (benefit from) income taxes on a historical accounting basis, and excludes results of operations from our non-core portfolio (Real Estate segment) and other non-originating legacy operations, restructuring expenses related to the Consumer and Insurance segment, gains (losses) associated with accelerated long-term debt repayment and repurchases of long-term debt related to Core Consumer Operations (attributable to SHI), gains (losses) on fair value adjustments on debt related to Core Consumer Operations (attributable to SHI), one-time costs associated with debt refinance related to the Consumer and Insurance segment and results of operations related to non-controlling interests. Pretax core earnings is a non-GAAP measure and should be considered in addition to, but not as a substitute for or superior to, operating income, net income, operating cash flow and other measures of financial performance prepared in accordance with U.S. GAAP. See "Summary—Summary Consolidated Historical and Pro Forma Financial Data" in this prospectus supplement for a quantitative reconciliation from income (loss) before provision for (benefit from) income taxes on a historical accounting basis to pretax core earnings.

        We also present our segment financial information on a historical accounting basis (a non-GAAP measure using the same accounting basis that we employed prior to the Fortress Acquisition (as defined under "Summary—Our Corporate History and Corporate Information")). This presentation provides us and other interested third parties a consistent basis to better understand our operating results. This presentation is not in accordance with, or a substitute for, U.S. GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. See Note 22 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein, for reconciliations of segment information on a historical accounting basis to consolidated financial statement amounts.

INDUSTRY AND MARKET DATA

        We obtained the market and competitive position data used throughout this prospectus supplement and accompanying prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the underwriters have independently verified such data and neither we nor the underwriters make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

S-iii

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain or incorporate by reference certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," "target," "projects," "contemplates" or the negative version of those words or other comparable words. Any forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. As set forth more fully under "Part I, Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

  •
  various risks relating to the Proposed Acquisition, including in respect of the satisfaction of closing conditions to the Proposed Acquisition that are materially adverse to the business, financial condition or results of operations of the combined company;

  •
  unanticipated difficulties financing the purchase price of the Proposed Acquisition;

  •
  unanticipated expenditures relating to the Proposed Acquisition;

  •
  uncertainties as to the timing of the closing of the Proposed Acquisition;

  •
  litigation relating to the Proposed Acquisition;

  •
  the impact of the Proposed Acquisition on each company's relationships with employees and third parties;

  •
  the inability to obtain, or delays in obtaining, cost savings and synergies from the Proposed Acquisition and risks associated with integration of the companies;

  •
  changes in general economic conditions, including the interest rate environment in which we conduct business and the financial markets through which we can access capital and also invest cash flows from our consumer and insurance segment;

  •
  levels of unemployment and personal bankruptcies;

  •
  natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods affecting our customers, collateral, or branches or other operating facilities;

  •
  war, acts of terrorism, riots, civil disruption, pandemics, or other events disrupting business or commerce;

  •
  changes in the rate at which we can collect or potentially sell our finance receivables portfolio;

  •
  the effectiveness of our credit risk scoring models in assessing the risk of customer unwillingness or lack of capacity to repay;

  •
  changes in our ability to attract and retain employees or key executives to support our businesses;

S-iv

  •
  changes in the competitive environment in which we operate, including the demand for our products, customer responsiveness to our distribution channels, and the strength and ability of our competitors to operate independently or to enter into business combinations that result in a more attractive range of customer products or provide greater financial resources;

  •
  shifts in collateral values, delinquencies, or credit losses;

  •
  changes in federal, state and local laws, regulations, or regulatory policies and practices, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (which, among other things, established the Consumer Financial Protection Bureau, which has broad authority to regulate and examine financial institutions), that affect our ability to conduct business or the manner in which we conduct business, such as licensing requirements, pricing limitations or restrictions on the method of offering products, as well as changes that may result from increased regulatory scrutiny of the sub-prime lending industry;

  •
  potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans, if it is determined that there was a non-curable breach of a warranty made in connection with such transactions;

  •
  the effect of future sales of our remaining portfolio of real estate loans and the transfer of servicing of these loans;

  •
  the costs and effects of any litigation or governmental inquiries or investigations involving us, particularly those that are determined adversely to us;

  •
  our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements;

  •
  our ability to comply with our debt covenants;

  •
  our ability to generate sufficient cash to service all of our indebtedness;

  •
  our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy or our industry, or our ability to incur additional borrowings;

  •
  the potential for downgrade of our debt by rating agencies, which would have a negative impact on our cost of, and access to, capital;

  •
  the impacts of our securitizations and borrowings;

  •
  our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries;

  •
  changes in accounting standards or tax policies and practices and the application of such new policies and practices to the manner in which we conduct business; and

  •
  the material weakness that we have identified in our internal control over financial reporting.

        The forward-looking statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.

        If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus supplement and the accompanying prospectus that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

S-v

SUMMARY

        This summary highlights the information contained elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein, including the financial statements and the notes to those statements.

        In this prospectus supplement, except as otherwise indicated or the context otherwise requires, references to "SHI" refer to Springleaf Holdings Inc.; and references to "Springleaf," "we," "the Company," "our" and "us" refer to Springleaf Holdings, Inc. and its subsidiaries, whether directly or indirectly owned. Except as otherwise indicated or the context otherwise requires, "SFI" refers to Springleaf Finance, Inc. and its consolidated subsidiaries, including Springleaf Finance Corporation, and "SFC" refers to Springleaf Finance Corporation and its consolidated subsidiaries.

        We are a leading consumer finance company providing responsible loan products to customers through our branch network. We have a nearly 100-year track record of high quality origination, underwriting and servicing of personal loans, primarily to non-prime consumers. Our deep understanding of local markets and customers, together with our proprietary underwriting process and data analytics, allow us to price, manage and monitor risk effectively through changing economic conditions. With an experienced management team, a strong balance sheet, proven access to the capital markets and strong demand for consumer credit, we believe we are well positioned for future growth.

        We staff each of our branch offices with local, well-trained personnel who have significant experience in the industry and with Springleaf. Our business model revolves around an effective origination, underwriting, and servicing process that leverages each branch office's local presence in these communities along with the personal relationships developed with our customers. Credit quality is also driven by our long-standing underwriting philosophy, which takes into account each prospective customer's household budget, and his or her willingness and capacity to repay the loan.

        In connection with our personal loan business, our two insurance subsidiaries offer our customers credit and non-credit insurance policies covering our customers and the property pledged as collateral for our personal loans.

        As of December 31, 2014, we had approximately $6.5 billion of net finance receivables due from over 1.2 million customer accounts.

        We expect to launch a new online consumer loan origination business in the third quarter of 2015. We are currently in the planning stages for our new business and continue to consider key aspects, including the business model and products we plan to offer. We have incurred and expect to continue to incur start up costs related to our new platform. These start up costs and potential income (or loss) from the online origination business are expected to affect our results of operations in 2015 and in future years.

Our Corporate History and Corporate Information

        In November 2010, an affiliate of Fortress indirectly acquired (the "Fortress Acquisition") an 80% economic interest in SFI, a financial services holding company, from an affiliate of AIG. Following the Fortress Acquisition, AIG indirectly retained a 20% economic interest in SFI. All of the common stock of SFC is owned by SFI. Following a restructuring completed in connection with the initial public offering of SHI, all of the common stock of SFI is owned by SHI.

        SFC was incorporated in Indiana in 1927 as successor to a business started in 1920. SFI was incorporated in Indiana in 1974. SHI was incorporated in Delaware in 2013. In October 2013, SHI completed an initial public offering of its common stock. As of the date of this prospectus supplement, the Initial Stockholder owns approximately 75% of SHI's common stock. The Initial Stockholder is owned primarily by a private equity fund managed by an affiliate of Fortress, a leading global investment manager that offers alternative and traditional investment products, and AIG Capital Corporation, a subsidiary of AIG. Immediately following completion of the offering made pursuant to this prospectus supplement, we expect that the Initial Stockholder will own approximately 61.4% of SHI common stock (58.9% if the option granted to the underwriters to purchase additional shares is exercised in full), and the economic interests of Fortress and AIG will be reduced to approximately 54.8% and 6.6%, respectively (54.8% and 4.1%, respectively, if the option granted to the underwriters to purchase additional shares is exercised in full).

        Our executive offices are located at 601 N.W. Second Street, Evansville, Indiana 47708, and our telephone number is (812) 424-8031. Our website address is www.Springleaf.com. The information on our website is not a part of this prospectus supplement or the accompanying prospectus.

The Offering

        We intend to issue 18,939,394 shares of our common stock offered hereby. The offering made pursuant to this prospectus supplement is not conditioned upon the closing of the Proposed Acquisition. In addition to the offering made pursuant to this prospectus supplement, we continue to evaluate our options for financing the purchase price for the Proposed Acquisition, which could be financed through cash on hand, proceeds from the sale of investment securities and existing conduit facilities.

OneMain

        OneMain is a leading consumer finance company in the United States, providing personal loans to primarily middle-income households through a national, community-based network of 1,139 branches as of December 31, 2014, serving 1.3 million customer accounts across 43 states. As of December 31, 2014, the OneMain network consists of a front-end workforce of approximately 4,200 employees and is supported centrally by approximately 1,100 employees, with additional functional support provided by Seller. OneMain's captive insurance business is staffed by an additional workforce of approximately 210 employees.

        We believe the acquisition of OneMain will result in a number of strategic benefits and opportunities, including:

  •
  Significant expansion of our geographical presence.  With approximately 88% of the U.S. population residing within 25 miles of one of the combined Springleaf and OneMain branches, we believe that our expanded footprint will allow us to reach new customers for our personal finance products and further enhance our reputation in the communities we serve.

  •
  Diversification of our customer base.  We believe that our branch customer base will more than double as a result of the Proposed Acquisition and, in addition, the Proposed Acquisition will enable us to extend our reach to higher credit score segments than we presently serve.

  •
  Product cross-sell opportunities and scale benefits.  The Proposed Acquisition will enable us to distribute existing Springleaf products through OneMain branches and leverage key OneMain technology and sales practices to achieve greater scale benefits in existing Springleaf branches.

  •
  Significant cost savings opportunities by combining complementary businesses.  The highly complementary nature of our two businesses, including branch operations, will enable us to achieve significant on-going cost savings. Expected drivers of cost savings include consolidation of branch operations, elimination of redundant centralized and corporate functions and greater efficiency of marketing programs.

  •
  Earnings accretion.  We expect the Proposed Acquisition to be accretive to earnings per share in 2015 and in subsequent years. We expect to realize approximately $300 million of synergies from the Proposed Acquisition, with that amount fully reflected in our results beginning with the full year 2017. We also anticipate incurring approximately $250 million of one-time charges to consolidate the two companies, with these costs expected to be primarily reflected in earnings during the second half of 2015 and full year 2016.

        The foregoing estimates of synergies and charges in connection with consolidating the two companies and expectations regarding when they will be fully reflected in our results are subject to various uncertainties and assumptions, many of which are beyond our control. Therefore, no assurance can be given that they will be realized. See "Forward-Looking Statements."

Acquisition of OneMain

        On March 2, 2015, we entered into the Stock Purchase Agreement with CitiFinancial Credit Company ("Seller") to acquire OneMain, which we refer to in this prospectus supplement as the "Proposed Acquisition." The Stock Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, we will purchase from Seller all of the equity of OneMain for an aggregate purchase price of $4.25 billion in cash, which amount will be adjusted up or down, as applicable, by the amount by which OneMain's stockholder's equity as of the closing exceeds or is less than $1.94 billion. The Proposed Acquisition would bring together two branch-based consumer finance companies, with complementary strategies and locations, focused on the non-prime market in the United States. On a combined basis, Springleaf and OneMain have approximately 2,000 branches, with OneMain's larger geographic footprint covering 43 states.

        The parties' respective obligations to consummate the Proposed Acquisition are subject to customary closing conditions, including (i) the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"); (ii) receipt of all consents, authorizations or approvals of all state regulatory authorities governing consumer lending and insurance in various states in which OneMain or any of its subsidiaries operates; (iii) the accuracy of the other party's representations and warranties as of the closing date; and (iv) compliance by the other party with its covenants and agreements contained in the Stock Purchase Agreement (in the case of clauses (iii) and (iv), subject to customary materiality qualifiers). Under the Stock Purchase Agreement, we are required to take all action necessary to resolve any objection that antitrust enforcement authorities may assert with respect to the Proposed Acquisition, provided that we will not be required to commit or agree to divest, license or hold separate assets of the Company and/or OneMain that account for more than $677 million in revenue of the Company and/or OneMain, as the case may be, for the twelve months ended December 31, 2014. If the Stock Purchase Agreement is terminated as a result of the failure to obtain antitrust approvals, we will be required to pay Seller a termination fee of $212.5 million.

        The Proposed Acquisition is expected to close in the third quarter of 2015, although there can be no assurance that the Proposed Acquisition will close, or, if it does, when the actual closing will occur. See "Risk Factors—Risks Related to the Proposed Acquisition."

        Because the Proposed Acquisition is not likely to be a reportable transaction pursuant to the HSR Act, the parties do not plan to file premerger notification forms with the U.S. Department of Justice (the "DOJ") and the Federal Trade Commission, and therefore are likely not subject to a mandatory HSR waiting period. On March 22, 2015, we were notified by the DOJ, Antitrust Division, that they would be reviewing the Proposed Acquisition from an antitrust perspective and we and OneMain subsequently met with, and provided information to, the DOJ staff on a voluntary basis. Thereafter, both parties received a voluntary request for information from the DOJ. The DOJ also informed us that it will likely issue a Civil Investigative Demand ("CID") to both parties. The voluntary request for information seeks (and, if issued, the CID will likely seek) documentary materials and information regarding the Proposed Acquisition and the marketplace in which both parties operate. We are in the process of responding to the DOJ's request, and we intend to work cooperatively with the DOJ to resolve any questions that the DOJ may raise concerning the Proposed Acquisition. In addition, we have been contacted by the Colorado Attorney General's Office, which, along with other state attorneys general, may seek to coordinate their antitrust review of the Proposed Acquisition with the DOJ.

Recent Developments

        The following preliminary, unaudited financial information reflects our expectations with respect to our results of operations for the three months ended March 31, 2015, based on currently available information. We have not yet finalized our financial statements as of and for the three months ended March 31, 2015, and our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial information presented below and accordingly does not express an opinion or any form of assurance with respect thereto. Actual results for the period may differ materially from the preliminary estimates presented below.

Preliminary Results for Quarter Ended March 31, 2015

        Net income (loss) is expected to be in the range of net loss of $1 million to net income of $1 million for the three months ended March 31, 2015, versus $52 million of net income for the three months ended March 31, 2014. Earnings per diluted share is expected to be in the range of ($0.01) and $0.01 (based on 115.4 million diluted shares as of March 31, 2015), versus $0.45 for the three months ended March 31, 2014.

        Pretax core earnings (a non-GAAP measure) for the three months ended March 31, 2015 is expected to be in the range of $100 million to $103 million, versus $80 million for the three months ended March 31, 2014. Earnings per diluted share (a non-GAAP measure) is expected to be in the range of $0.55 to $0.56 for the three months ended March 31, 2015 versus $0.43 for the three months ended March 31, 2014.

        Our consumer net finance receivables are expected to be $3.9 billion versus $3.8 billion as of December 31, 2014. Yield for our Consumer and Insurance segment is expected to be in the range of 26.8% to 26.9% for the three months ended March 31, 2015, versus 26.9% for the three months ended March 31, 2014.

        Acquisitions and Servicing segment pretax income is expected to be in the range of $35.5 million to $36.5 million for the three months ended March 31, 2015, versus $23 million for the three months ended March 31, 2014.

        A reconciliation of expected income before provision for income taxes—push-down accounting basis to pretax core earnings (a non-GAAP measure) for the three months ended March 31, 2015 is set forth in the following table:

(in millions)	Low	High
Income before provision for income taxes—push-down accounting basis	$37	$39
Push-down accounting adjustments	33	33

Income before provision for income taxes—historical accounting basis	70	72
Adjustments:
Pretax operating loss—Non-Core Portfolio Operations	48	49
Pretax operating loss—Other/non-originating legacy operations	13	13
Pretax operating income attributable to non-controlling interests	(31)	(31)

Pretax core earnings	$100	$103

Organizational Structure Following the Proposed Acquisition

        The following chart summarizes our expected organization structure immediately following the closing of the Proposed Acquisition. Ownership information of SHI reflects the expected ownership following the completion of this offering (assuming no exercise of the underwriters' option to purchase up to 3,409,090 additional shares of common stock from the Initial Stockholder). This chart is provided for illustrative purposes only and does not represent all of our subsidiaries and affiliates following the closing of the Proposed Acquisition.

*
Management consists of outstanding shares of common stock owned by our directors and executive officers as of April 24, 2015.

The Offering

Common stock offered:
By us	18,939,394 shares.
By the Selling Stockholder	3,787,879 shares (or 7,196,970 shares if the underwriters exercise their option to purchase additional shares of our common stock in full).
Common stock to be issued and outstanding after this offering*	134,004,332 shares.
Underwriters' option to purchase additional shares	The Selling Stockholder has also granted the underwriters an option to purchase up to an additional 3,409,090 shares of our common stock for 30 days after the date of this prospectus supplement.
Use of Proceeds

We intend to use the net proceeds from this offering, together with cash on hand and proceeds from the sale of investment securities and existing conduit facilities, to fund the Proposed Acquisition and/or for general corporate purposes, which may include debt repurchases and repayments, capital expenditures and other possible acquisitions. This offering is not conditioned upon the closing of, and we are not required to use the net proceeds therefrom to consummate, the Proposed Acquisition. Accordingly, we will have broad discretion over the use of proceeds from this offering. See "Use of Proceeds." We will not receive any proceeds from the sale of common stock in this offering by the Selling Stockholder.

Conflicts of Interest

An affiliate of Citigroup Global Markets Inc., an underwriter in this offering, is the seller under the Stock Purchase Agreement relating to the Proposed Acquisition. We may use the net proceeds from this offering, together with cash on hand and proceeds from the sale of investment securities and existing conduit facilities, to fund the Proposed Acquisition. As a result, more than 5% of the net proceeds may be directed to such affiliate of Citigroup Global Markets Inc. Because of the foregoing, a "conflict of interest" is deemed to exist within the meaning of FINRA Rule 5121. Consequently, this offering is being conducted in accordance with FINRA Rule 5121. See "Underwriting (Conflicts of Interest)."

NYSE symbol for common stock	LEAF.

Risk Factors

You should carefully consider the information set forth herein under "Risk Factors" and in the section entitled "Risk Factors" in the most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q filed by us and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus in deciding whether to purchase our common stock.

*
The number of shares of our common stock to be issued and outstanding after completion of this offering is based on 115,064,938 shares of common stock issued and outstanding as of April 24, 2015, which includes unvested restricted stock awards to non-employee directors and excludes 1,709,931 unvested restricted stock units that have been granted to certain of our executive officers and other employees.

SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

        The following table presents our summary historical financial information as of and for the years ended December 31, 2012, 2013 and 2014 and certain pro forma financial information as of and for the year ended December 31, 2014.

        The summary consolidated statement of operations data for the years ended December 31, 2012, 2013 and 2014 and the summary consolidated balance sheet data as of December 31, 2013 and 2014 have been derived from SHI's audited financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary consolidated balance sheet data as of December 31, 2012 has been derived from our audited financial statements, which are not incorporated by reference herein.

        The unaudited pro forma condensed combined financial information presented below was derived from the application of pro forma adjustments described under "Unaudited Pro Forma Condensed Combined Financial Information" to our consolidated financial statements and the consolidated financial statements of OneMain. The summary historical and pro forma financial data should be read in conjunction with "Unaudited Pro Forma Condensed Combined Financial Information" in this prospectus supplement and "Management's Discussion and Analysis of Financial Condition and Results of Operations," SHI's audited consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2014.

        The unaudited pro forma information set forth below reflects our historical information as of and for the year ended December 31, 2014 after giving effect to the adjustments described under "Unaudited Pro Forma Condensed Combined Financial Information."

        In the opinion of management, all adjustments necessary to reflect the effect of the transactions described under "Unaudited Pro Forma Condensed Combined Financial Information" have been included and are based upon available information and assumptions that we believe are reasonable.

        Further, the historical financial information presented herein has been adjusted to give pro forma effect to events that we believe are factually supportable and which are expected to have a continuing impact on our results. However, such adjustments are estimates and may not prove to be accurate. Information regarding these adjustments is subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. See "Risk Factors" and "Forward-Looking Statements."

        The unaudited pro forma condensed combined financial information below is provided for information purposes only. The unaudited pro forma condensed combined financial information does not purport to represent what our results of operations and/or financial condition would have been had such transactions been consummated on the dates indicated, nor do they represent our financial condition or results of operations for any future date.

	Pro Forma Combined for the Year Ended December 31,	Years Ended December 31,
(dollars in millions, except earnings (loss) per share)	2014	2014	2013	2012
Consolidated Statements of Operations Data:
Interest income	$3,184	$1,982	$2,154	$1,715
Interest expense	986	734	920	1,075
Provision for finance receivable losses	796	474	527	342
Other revenues	565	832	153	98
Other expenses	1,501	701	782	701
Income (loss) before provision for (benefit from) income taxes	466	905	78	(305)
Net income (loss)	326	608	94	(218)
Net income attributable to non-controlling interests	96	103	113	—
Net income (loss) attributable to Springleaf Holdings, Inc.	230	505	(19)	(218)
Earnings (loss) per share of Springleaf Holdings, Inc.:
Basic	$1.72	$4.40	$(0.19)	$(2.18)
Diluted	$1.71	4.38	(0.19)	(2.18)

	Pro Forma Combined as of December 31,	At or for the Years Ended December 31,
(dollars in millions)	2014	2014	2013	2012
Consolidated Balance Sheet Data:
Net finance receivables, less allowance for finance receivable losses	$15,009	$6,307	$13,425	$11,627
Total assets	22,096	11,058	15,403	14,667
Long-term debt*	17,466	8,385	12,769	12,621
Total liabilities	19,279	9,221	13,516	13,486
Springleaf Holdings, Inc. shareholders' equity	3,005	2,025	1,540	1,181
Non-controlling interests	(188)	(188)	347	—
Total shareholders' equity	2,817	1,837	1,887	1,181

*
Long-term debt is comprised of the following:

	Pro Forma Combined as of December 31,	December 31,
(dollars in millions)	2014	2014	2013	2012
Long-term debt:
Secured term loan	—	—	$752	$3,765
Securitization debt:
Real estate	—	—	3,992	3,121
Consumer (a)	8,660	3,644	3,296	—
Borrowings under a revolving facility	2,529	—	—	—

Total secured debt	11,189	3,644	7,288	3,121

Retail notes	46	46	386	526
Medium-term notes	6,059	4,523	4,171	4,183
Euro denominated notes	—	—	—	854

Total existing senior notes	6,105	4,569	4,557	5,563

Total existing senior debt	17,294	8,213	12,597	12,449
Junior subordinated debt (hybrid debt)	172	172	172	172

Total debt (b)	$17,466	$8,385	$12,769	$12,621

(a)
Includes long-term debt from our Acquisitions and Servicing segment of $2.0 billion at December 31, 2014 and 2013.

(b)
Total pro forma combined debt includes borrowings under a revolving facility totaling $2.5 billion.

Reconciliation of Income (Loss) before Provision for (Benefit from) Income Taxes on Push-Down Accounting Basis to Historical Accounting Basis

        The reconciliations of income (loss) before provision for (benefit from) income taxes on a push-down accounting basis to income (loss) before provision for (benefit from) income taxes on a historical accounting basis (which is a basis of accounting other than U.S. GAAP that we believe provides a consistent basis for both management and other interested third parties to better understand our operating results) were as follows:

	Years Ended December 31,
(dollars in millions)	2014	2013	2012
Income (loss) before provision for (benefit from) income taxes—push-down accounting basis	$905	$78	$(305)
Interest income adjustments(a)	(93)	(200)	(207)
Interest expense adjustments(b)	132	138	231
Provision for finance receivable losses adjustments(c)	(15)	22	181
Repurchases and repayments of long-term debt adjustments(d)	16	(11)	37
Fair value adjustments on debt(e)	8	56	13
Sales of finance receivables held for sale originated as held for investment adjustments(f)	(541)	—	—
Amortization of other intangible assets(g)	5	5	14
Other(h)	18	7	(10)

Income (loss) before provision for (benefit from) income taxes—historical accounting basis	$435	$95	$(46)

(a)
Interest income adjustments consist of: (1) the accretion of the net discount applied to non-credit impaired net finance receivables to revalue the non-credit impaired net finance receivables to their fair value at the date of the Fortress Acquisition using the interest method over the remaining life of the related net finance receivables; (2) the difference in finance charges earned on our pools of purchased credit impaired net finance receivables under a level rate of return over the expected lives of the underlying pools of purchased credit impaired finance receivables, net of the finance charges earned on these finance receivables under historical accounting basis; and (3) the elimination of the accretion or amortization of historical unearned points and fees, deferred origination costs, premiums, and discounts.

  Components of interest income adjustments consisted of:

	Years Ended December 31,
(dollars in millions)	2014	2013	2012
Accretion of net discount applied to non-credit impaired net finance receivables	$(70)	$(158)	$(170)
Purchased credit impaired finance receivables finance charges	(30)	(58)	(53)
Elimination of accretion or amortization of historical unearned points and fees, deferred origination costs, premiums, and discounts	7	16	16

Total	$(93)	$(200)	$(207)

(b)
Interest expense adjustments consist of: (1) the accretion of the net discount applied to long-term debt to revalue the debt securities to their fair value at the date of the Fortress Acquisition using the interest method over the remaining life of the related debt securities; and (2) the elimination of the accretion or amortization of historical discounts, premiums, commissions, and fees.

  Components of interest expense adjustments were as follows:

	Years Ended December 31,
(dollars in millions)	2014	2013	2012
Accretion of net discount applied to long-term debt	$145	$178	$286
Elimination of accretion or amortization of historical discounts, premiums, commissions, and fees	(13)	(40)	(55)

Total	$132	$138	$231

(c)
Provision for finance receivable losses consists of the allowance for finance receivable losses adjustments and net charge-offs quantified in the table below. Allowance for finance receivable losses adjustments reflects the net difference between our allowance adjustment requirements calculated under our historical accounting basis, net of adjustments required under push-down accounting basis. Net charge-offs reflects the net charge-off of loans at a higher carrying value under historical accounting basis versus the discounted basis to their fair value at date of the Fortress Acquisition under push-down accounting basis.

  Components of provision for finance receivable losses adjustments were as follows:

	Years Ended December 31,
(dollars in millions)	2014	2013	2012
Allowance for finance receivable losses adjustments	$14	$86	$280
Net charge-offs	(29)	(64)	(99)

Total	$(15)	$22	$181

(d)
Repurchases and repayments of long-term debt adjustments reflect the impact on acceleration of the accretion of the net discount or amortization of the net premium applied to long-term debt.

(e)
Fair value adjustments on debt reflect differences between historical accounting basis and push-down accounting basis. On a historical accounting basis, certain long-term debt components are marked-to-market on a recurring basis and are no longer marked-to-market on a recurring basis after the application of push-down accounting at the time of the Fortress Acquisition.

(f)
Sales of finance receivables held for sale originated as held for investment adjustments reflect the reversal of the remaining unaccreted push-down accounting basis for net finance receivables, less allowance for finance receivable losses established at the date of the Fortress Acquisition that were sold in the 2014 period.

(g)
Amortization of other intangible assets reflects the amortization over the remaining estimated life of intangible assets established at the date of the Fortress Acquisition as a result of the application of push-down accounting.

(h)
"Other" items reflects differences between historical accounting basis and push-down accounting basis relating to various items such as the elimination of deferred charges, adjustments to the basis of other real estate assets, fair value adjustments to fixed assets, adjustments to insurance claims and policyholder liabilities, and various other differences all as of the date of the Fortress Acquisition.

        At December 31, 2014, the remaining un-accreted push-down basis totaled $5.3 million for net finance receivables, less allowance for finance receivable losses and $561.4 million for long- term debt.

Reconciliation of Income (Loss) before Provision for (Benefit from) Income Taxes on Historical Accounting Basis to Pretax Core Earnings

        Pretax core earnings is a key performance measure used by management in evaluating the performance of our Core Consumer Operations. Pretax core earnings represents our income (loss) before provision for (benefit from) income taxes on a historical accounting basis and excludes results of operations from our non-core portfolio (Real Estate) and other non-originating legacy operations, restructuring expenses related to Consumer and Insurance, gains (losses) resulting from accelerated long-term debt repayment and repurchases of long-term debt related to Core Consumer Operations (attributable to SHI), gains (losses) on fair value adjustments on debt related to Core Consumer Operations (attributable to SHI), one-time costs associated with debt refinance related to Consumer and Insurance and results of operations attributable to non-controlling interests. Pretax core earnings provide us with a key measure of our Core Consumer Operations' performance as it assists us in comparing its performance on a consistent basis. Management believes pretax core earnings is useful in assessing the profitability of our core business and uses pretax core earnings in evaluating our operating performance. Pretax core earnings is a non-GAAP measure and should be considered in addition to, but not as a substitute for or superior to, operating income, net income, operating cash flow, and other measures of financial performance prepared in accordance with U.S. GAAP.

        The following is a reconciliation from income (loss) before benefit from income taxes on a historical accounting basis to pretax core earnings:

	Years Ended December 31,
(dollars in millions)	2014	2013	2012
Income (loss) before provision for (benefit from) income taxes—historical accounting basis	$435	$95	$(46)
Adjustments:
Pretax operating loss—Non-Core Portfolio Operations	14	181	59
Pretax operating loss—Other/non-originating legacy operations	8	149	67
Restructuring expenses—Consumer and Insurance	—	—	16
Net (gain) loss from accelerated repayment/repurchase of debt—Core Consumer Operations (attributable to SHI)	16	5	(6)
Net (gain) loss on fair value adjustments on debt—Core Consumer Operations (attributable to SHI)	7	(3)	—
One-time costs associated with debt refinance—Consumer and Insurance	1	—	—
Pretax operating income attributable to non-controlling interests	(103)	(113)	—

Pretax core earnings	$378	$314	$90

RISK FACTORS

        In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the matters addressed under "Forward-Looking Statements," you should carefully consider the following risks before investing in our common stock. You should also read the risk factors and other cautionary statements, including those described under the sections entitled "Risk Factors" in SHI's Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

        We are subject to certain risks and hazards due to the nature of the business activities we conduct. The risks discussed below and incorporated by reference in this prospectus supplement and the accompanying prospectus, any of which could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, liquidity, results of operations and prospects.

Risks Related to the Proposed Acquisition

Failure to complete the Proposed Acquisition could negatively affect our share price, future business and financial results.

        Completion of the Proposed Acquisition is not assured and is subject to risks, including the risks that necessary regulatory approvals and clearances will not be obtained or that other closing conditions will not be satisfied. If the Proposed Acquisition is not completed, our ongoing business and financial results may be adversely affected and we will be subject to several risks, including:

  •
  having to pay certain significant transaction costs relating to the Proposed Acquisition without receiving the benefits of the Proposed Acquisition;

  •
  our share price may decline to the extent that the current market prices reflect an assumption by the market that the Proposed Acquisition will be completed;

  •
  we may be subject to litigation related to any failure to complete the Proposed Acquisition; and

  •
  if the Proposed Acquisition fails to close as a result of our failure to obtain antitrust approvals for, or resolve any objections of antitrust authorities to, the Proposed Acquisition, we will be required to pay Seller a termination fee of $212.5 million.

Delays in completing the Proposed Acquisition may substantially reduce the expected benefits of the Proposed Acquisition.

        Satisfying the conditions to, and completion of, the Proposed Acquisition may take longer than, and could cost more than, we expect. Any delay in completing or any additional conditions imposed (including those imposed by governmental entities in order to approve the Proposed Acquisition) in order to complete the Proposed Acquisition may materially adversely affect the synergies and other benefits that we expect to achieve from the Proposed Acquisition and the integration of our businesses. In addition, we and OneMain each have the right to terminate the Stock Purchase Agreement if the Proposed Acquisition is not completed by March 2, 2016, subject to extension by either party for three months if any required antitrust or state consumer finance or insurance regulatory approvals have not been obtained.

        We have agreed to take all action (including the divestiture, licensing or holding separate of assets) as may be necessary to resolve any antitrust objections to the Proposed Acquisition by governmental entities, except we will not be required to commit or agree to divest, license or hold separate assets of the Company and/or OneMain that account for more than $677 million in aggregate revenue of the Company and/or OneMain, as the case may be, for the twelve months ended December 31, 2014.

Divestitures or licensing of assets can be time consuming and may delay or prevent completion of the Proposed Acquisition. Because potential buyers will likely be aware of the circumstances of the sale or license, these assets could be sold or licensed at prices or rates lower than their fair market value.

We will incur substantial transaction fees and costs in connection with the Proposed Acquisition.

        We expect to incur a significant amount of non-recurring expenses in connection with the Proposed Acquisition, including legal, accounting and other expenses. In general, these expenses are payable by us whether or not the Proposed Acquisition is completed. Additional unanticipated costs may be incurred following consummation of the Proposed Acquisition in the course of the integration of our businesses and the business of OneMain. We cannot be certain that the elimination of duplicative costs or the realization of other efficiencies related to the integration of the two businesses will offset the transaction and integration costs in the near term, or at all.

In connection with the Proposed Acquisition, we may incur indebtedness that could have important consequences for our business and any investment in our securities.

        We are obligated to complete the Proposed Acquisition whether or not we consummate any related financing transactions. If we do incur debt in connection with the Proposed Acquisition, the incurrence of such indebtedness could have important consequences for our business and any investment in our securities, including increased risks related to our indebtedness.

        In addition, OneMain currently has a significant amount of indebtedness. The indenture governing OneMain's unsecured debt contains a number of restrictive covenants that impose significant operating and financial restrictions on OneMain and may limit our ability to integrate OneMain's operations, including, but not limited to, restrictions on OneMain's and its restricted subsidiaries', ability to:

  •
  incur or guarantee additional indebtedness or issue certain preferred stock;

  •
  make dividend payments or distributions on or purchases of OneMain's equity interests;

  •
  make other restricted payments or investments;

  •
  create certain liens;

  •
  make certain dispositions of assets;

  •
  engage in certain transactions with affiliates;

  •
  sell securities of our subsidiaries;

  •
  in the case of such restricted subsidiaries, incur limitations on the ability to pay dividends or make other payments; and

  •
  merge, consolidate or sell all or substantially all of OneMain's properties and assets.

We and OneMain will be subject to various uncertainties while the Proposed Acquisition is pending that could adversely affect our financial results or the anticipated benefits of the Proposed Acquisition.

        Uncertainty about the effect of the Proposed Acquisition on counterparties to contracts, employees and other parties may have an adverse effect on us or the anticipated benefits of the Proposed Acquisition. These uncertainties could cause contract counterparties and others who deal with us or OneMain to seek to change existing business relationships with us or OneMain, and may impair our and OneMain's ability to attract, retain and motivate key personnel until the Proposed Acquisition is completed and for a period of time thereafter. Employee retention and recruitment may be particularly challenging prior to completion of the Proposed Acquisition, as our employees and prospective employees, and the employees and prospective employees of OneMain, may experience uncertainty about their future roles with us following the Proposed Acquisition.

        The pursuit of the Proposed Acquisition and the preparation for the integration of the two companies may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect our financial results prior to and/or following the completion of the Proposed Acquisition and could limit us from pursuing attractive business opportunities and making other changes to our business prior to completion of the Proposed Acquisition or termination of the Stock Purchase Agreement.

Our assets, liabilities or results of operations could be adversely affected by known or unknown or unexpected events, conditions or actions that might occur at OneMain prior to the closing of the Proposed Acquisition.

        The OneMain assets, liabilities, business, financial condition, cash flows, operating results and prospects to be acquired or assumed by us by reason of the Proposed Acquisition could be adversely affected before or after the Proposed Acquisition closing as a result of known or previously unknown events or conditions occurring or existing before the Proposed Acquisition closing. Adverse changes in OneMain's business or operations could occur or arise as a result of actions by OneMain, legal or regulatory developments including the emergence or unfavorable resolution of pre-acquisition loss contingencies, deteriorating general business, market, industry or economic conditions, and other factors both within and beyond the control of OneMain. A significant decline in the value of OneMain assets to be acquired by us or a significant increase in OneMain liabilities to be assumed by us could adversely affect our future business, financial condition, cash flows, operating results and prospects following the completion of the Proposed Acquisition.

If completed, the Proposed Acquisition may not achieve its intended results, and we may be unable to successfully integrate our and OneMain's operations.

        We entered into the Stock Purchase Agreement with the expectation that the Proposed Acquisition will result in various benefits, including, among other things, cost savings and operating efficiencies. Achieving the anticipated benefits of the Proposed Acquisition is subject to a number of uncertainties, including whether our business and the business of OneMain can be integrated in an efficient and effective manner.

        It is possible that the integration process could take longer than anticipated and could result in the loss of valuable employees, additional and unforeseen expenses, the disruption of our ongoing business, processes and systems, or inconsistencies in standards, controls, procedures, practices, policies and compensation arrangements, any of which could adversely affect our ability to achieve the anticipated benefits of the Proposed Acquisition. There may be increased risk due to integrating financial reporting and internal control systems. Difficulties in combining operations of the two companies could also result in the loss of contract counterparties or other persons with whom we or OneMain conduct business and potential disputes or litigation with contract counterparties or other persons with whom we or OneMain conduct business. Our results of operations following the Proposed Acquisition could also be adversely affected by any issues attributable to either company's operations that arise or are based on events or actions that occur prior to the closing of the Proposed Acquisition. The integration process is subject to a number of uncertainties, and no assurance can be given that the anticipated benefits, expense savings and synergies will be realized or, if realized, the timing of their realization. Failure to achieve these anticipated benefits could result in increased costs or decreases in the amount of expected revenues and could adversely affect our future business, financial condition, operating results and prospects.

        In addition, pursuant to the terms of the Stock Purchase Agreement, if consumer finance regulatory approvals are received in states representing ninety percent of all OneMain loans and all of the other conditions to the Proposed Acquisition closing have been satisfied, then, at Seller's option and subject to certain requirements and limitations, the parties will be obligated to effect the closing and we will be required to pay the full purchase price. If this occurs, certain arrangements will need to be put in place to permit the closing, which could result in a disruption of OneMain's operations and adversely affect our financial condition or results of operation.

        After the closing of the Proposed Acquisition, we will be reliant on Seller to provide certain operational services and support to OneMain, and a failure by Seller to perform such services could materially increase our costs or disrupt our business, which could adversely affect our financial condition and results of operations.

The unaudited pro forma financial information in this prospectus supplement is presented for illustrative purposes only and does not purport to be indicative of our financial condition or results of operations following the Proposed Acquisition.

        The unaudited pro forma financial information contained in this prospectus supplement is presented for illustrative purposes only, is based on various adjustments, assumptions and preliminary estimates and may not be an indication of our financial condition or results of operations following the consummation of the offering made pursuant to this prospectus supplement and the Proposed Acquisition for several reasons. Our actual financial condition and results of operations following the consummation of the offering made pursuant to this prospectus supplement and the Proposed Acquisition may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the consummation of the offering made pursuant to this prospectus supplement and the Proposed Acquisition. Our potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently combined companies. See "Unaudited Pro Forma Combined Financial Information" for more information.

This offering is not conditioned upon the closing of, and we are not required to use the net proceeds therefrom to consummate, the Proposed Acquisition, and even if we determine to use some or all of the net proceeds to fund the Proposed Acquistion, we may be unable to consummate the Proposed Acquisition. Accordingly, we will have broad discretion over the use of proceeds from this offering.

        This offering is not conditioned upon the closing of, and we are not required to use the net proceeds therefrom to consummate, the Proposed Acquisition. Accordingly, the proceeds from this offering will not be designated for a specific use. Under these circumstances, our board of directors and management will have broad discretion to use the proceeds of this offering in our business, including for general corporate purposes. See "Use of Proceeds."

        Even if we determine to use some or all of the net proceeds to fund the Proposed Acquistion, we may be unable to consummate the Proposed Acquisition. The Proposed Acquisition is subject to a number of conditions that must be satisfied before we can complete the transaction. While we anticipate closing the Proposed Acquisition by the third quarter of 2015, we cannot guarantee when, or whether, the Proposed Acquisition will be completed. The completion of the Proposed Acquisition is subject to a number of customary conditions, including, among other things:

  •
  The expiration or early termination of any applicable waiting period under the HSR Act, as amended;

  •
  receipt of all consents, authorizations or approvals of all state regulatory authorities governing consumer lending and insurance in various states in which OneMain or any of its subsidiaries operate;

  •
  the accuracy of the other party's representations and warranties contained in the Stock Purchase Agreement as of the closing date of the Proposed Acquisition; and

  •
  compliance by the other party with its covenants and agreements contained in the Stock Purchase Agreement.

USE OF PROCEEDS

        We estimate that our net proceeds from the sale of 18,939,394 shares of our common stock offered pursuant to this prospectus supplement will be approximately $             million, after deducting the estimated fees and expenses of this offering. We intend to use the net proceeds from this offering, together with cash on hand, proceeds from the sale of investment securities and existing conduit facilities, to finance the Proposed Acquisition and/or for general corporate purposes, which may include debt repurchases and repayments, capital expenditures and other possible acquisitions. See "Risk Factors—Risks Related to the Proposed Acquisition—This offering is not conditioned upon the closing of, and we are not required to use the net proceeds therefrom to consummate, the Proposed Acquisition, and even if we determine to use some or all of the net proceeds to fund the Proposed Acquistion, we may be unable to consummate the Proposed Acquisition. Accordingly, we will have broad discretion over the use of proceeds from this offering." We will not receive any proceeds from the sale of common stock in this offering by the Selling Stockholder. See "Summary—The Offering."

        An affiliate of Citigroup Global Markets Inc., an underwriter in this offering, is the seller under the Stock Purchase Agreement relating to the Proposed Acquisition. As described above, we may use all or a portion of the net proceeds from this offering to fund the Proposed Acquisition. As a result, more than 5% of the net proceeds may be directed to such affiliate of Citigroup Global Markets Inc. Because of the foregoing, a "conflict of interest" is deemed to exist within the meaning of FINRA Rule 5121. Consequently, this offering is being conducted in accordance with FINRA Rule 5121. See "Underwriting (Conflicts of Interest)."

CAPITALIZATION

        The following table sets forth our capitalization, as of December 31, 2014:

  •
  on an actual basis;

  •
  on an as adjusted basis giving effect to (i) the offering made pursuant to this prospectus supplement (before underwriting and transaction costs), (ii) net increases in consumer securitization debt of $1.2 billion and $314 million resulting from the securitization transactions consummated on February 26, 2015 and April 7, 2015, respectively, as if they had occurred on December 31, 2014 and (iii) the sale of $363 million retained interest in notes related to a previous securitization; and

  •
  on a pro forma combined basis to give effect to (i) the Proposed Acquisition, (ii) the offering made pursuant to this prospectus supplement (before underwriting and transaction costs), (iii) net increases in consumer securitization debt of $1.2 billion and $314 million resulting from the securitization transactions consummated on February 26, 2015 and April 7, 2015, respectively, as if they had occurred on December 31, 2014 and (iv) the sale of $363 million retained interest in notes related to a previous securitization.

        This table contains unaudited information and should be read in conjunction with "Summary—Summary Consolidated Historical and Pro Forma Financial Data" in this prospectus supplement, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein.

	As of December 31, 2014
	Actual	As Adjusted	Pro Forma Combined
	(in millions)
Cash and cash equivalents	$879	$3,718	$1,051

Long-term debt:
Consumer securitization debt	$3,644	$5,483	$8,660

Borrowings under a revolving facility	—	—	2,529

Retail notes	46	46	46
Medium-term notes	4,523	4,523	6,059

Total existing senior notes	4,569	4,569	6,105
Junior subordinated debt (hybrid debt)	172	172	172

Total debt	8,385	10,224	17,466

Equity
Common stock, par value $0.01 per share; 2,000,000,000 shares authorized, 114,832,895 shares issued and outstanding at December 31, 2014	1	1	1
Additional paid-in capital	529	1,529	1,529
Accumulated other comprehensive income	3	3	3
Retained earnings	1,492	1,492	1,492

Springleaf Holdings, Inc. shareholders' equity	2,025	3,025	3,025
Non-controlling interests	(188)	(188)	(188)

Total equity	1,837	2,837	2,837

Total capitalization attributable to SHI	$10,410	$13,249	$20,491

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information presents the combination of the historical consolidated and combined balance sheet and statement of income of Springleaf and OneMain adjusted to give effect to the Proposed Acquisition and the financing arrangements in connection with the Proposed Acquisition. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2014 (i) combines the historical consolidated statement of income of Springleaf and the historical consolidated and combined statement of income of OneMain, giving effect to the Proposed Acquisition as if it had been consummated on January 1, 2014, and (ii) reflects the 2014 Springleaf real estate assets sale transactions and the financing arrangements as if they had been consummated on January 1, 2014. The unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheet of Springleaf and the historical condensed consolidated balance sheet of OneMain as of December 31, 2014, giving effect to the Proposed Acquisition and the financing arrangements as if they had been consummated on December 31, 2014. The historical consolidated and combined financial information of OneMain has been adjusted to reflect certain reclassifications (included in the "reclassifications" column) in order to conform to Springleaf's financial statement presentation.

        The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting with Springleaf considered the acquirer of OneMain. Under the acquisition method of accounting, OneMain's specific identifiable tangible and intangible assets acquired and liabilities assumed are generally reflected at their respective fair values with any excess of the purchase price over the fair value of OneMain's net assets allocated to goodwill.

        As of the date of this prospectus supplement, the Proposed Acquisition has not closed and Springleaf has not completed the detailed valuation analysis necessary to arrive at the required estimates of the fair value of OneMain's assets to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform OneMain's accounting policies to Springleaf's accounting policies. A final determination of the fair value of OneMain's assets and liabilities, including intangible assets with both indefinite or finite lives, will be based on the actual net tangible and intangible assets and liabilities of OneMain that exist as of the closing date of the Proposed Acquisition and, therefore, cannot be made prior to the completion of the transaction. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information presented herein. Springleaf estimated the fair value of OneMain's assets and liabilities based on discussions with OneMain's management, preliminary valuation studies, due diligence and information presented in OneMain's public filings. Until the Proposed Acquisition is completed, both companies are limited in their ability to share certain information. Upon completion of the Proposed Acquisition, final valuations will be performed. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in differences from this pro forma condensed combined balance sheet and/or statement of income. The final acquisition method of accounting will be different from that reflected in the pro forma information presented herein, and this difference may be material.

        Assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial information (the "pro forma adjustments") are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (1) directly attributable to the Proposed Acquisition; (2) factually supportable; and (3) with respect to the pro forma statement of income, expected to have a continuing impact on the combined results of Springleaf and OneMain following the Proposed Acquisition. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Proposed Acquisition occurred on the date indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the combined company following the Proposed Acquisition.

        The unaudited pro forma condensed combined financial information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the Proposed Acquisition and, accordingly, do not attempt to predict or suggest future results. Specifically, the unaudited pro forma condensed combined statement of income excludes projected operating efficiencies and synergies expected to be achieved as a result of the Proposed Acquisition. The unaudited pro forma condensed combined financial information also excludes the effects of costs associated with any restructuring or integration activities or asset dispositions resulting from the Proposed Acquisition, as they are currently not known, and to the extent they occur, are expected to be non-recurring and will not have been incurred at the closing date of the Proposed Acquisition. However, such costs could affect the combined company following the Proposed Acquisition in the period the costs are incurred or recorded. Further, the unaudited pro forma condensed combined financial information does not reflect the effect of any regulatory actions that may impact the results of the combined company following the Proposed Acquisition.

        In October 2013, certain executives of Springleaf received a grant of incentive units in the Initial Stockholder. These incentive units are subject to their continued employment with the Company and provide benefits (in the form of distributions) in the event the Initial Stockholder makes distributions to one or more of its members that exceed certain specified amounts. In connection with the sale of our common stock by the Initial Stockholder, certain of the specified thresholds may be satisfied. Springleaf recognizes these incentive units in accordance with ASC 710, Compensation—General, and will recognize compensation expense at the time any distributions are made to the executives. If the underwriters' option to purchase additional shares is not exercised, Springleaf is not expected to recognize any compensation expense in the second quarter of 2015 related to the incentive units. If the underwriters' option to purchase additional shares is exercised in full, Springleaf is expected to recognize non-cash compensation expense of approximately $14 million in the second quarter of 2015 related to the incentive units. The unaudited pro forma condensed combined statement of income does not include any adjustment for such compensation expense.

        The unaudited pro forma condensed combined statement of income for the year ended December 31, 2014 has been prepared to give effect to the 2014 real estate assets sale transactions (collectively, the "Asset Sales") reported in our Current Report on Form 8-K filed November 13, 2014 and adjusted for additional sales completed subsequent to that filing. There are no adjustments for the Asset Sales or the additional sales completed subsequent to such Current Report on Form 8-K in the unaudited pro forma condensed combined balance sheet since the Asset Sales were completed prior to, and is reflected in the balance sheet amounts as of, December 31, 2014.

        The unaudited pro forma condensed combined financial information has been developed from and should be read in conjunction with:

  •
  the historical audited consolidated financial statements of Springleaf as of and for the year ended December 31, 2014 included in Springleaf's Annual Report on Form 10-K and incorporated by reference in this document; and

  •
  the historical audited consolidated and combined financial statements of OneMain as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014 included in Springleaf's Current Report on Form 8-K filed April 27, 2015, and incorporated by reference herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2014

        The following unaudited pro forma condensed combined balance sheet as of December 31, 2014, combines the December 31, 2014 historical combined balance sheets of Springleaf and OneMain assuming the companies had been combined on December 31, 2014 using the acquisition method of accounting.

December 31, 2014 (In millions)	Springleaf	OneMain	Reclassifications		Adjustments for Proposed Acquisition		Adjustments for Financing Arrangements(5)	Pro Forma Combined
Assets
Cash and cash equivalents	$879	$319	$(147)	4a	$(4,239)	6a	$4,239	$1,051
Investment securities	2,935	1,391	—		—		(1,423)	2,900
Net finance receivables:
Personal loans	3,831	9,946	(1,510)	4b	266	6c	—	12,533
SpringCastle Portfolio	1,979	—	—		—		—	1,979
Real estate loans	625	—	—		—		—	625
Retail sales finance	48	—	—		—		—	48
Unearned revenue and deferred costs	—	(1,510)	1,510	4b	—		—	—
Unearned premium and claim reserves	—	(415)	415	4c	—		—	—

Net finance receivables	6,483	8,021	415		266		—	15,185
Allowance for finance receivable losses	(176)	(695)	—		695	6d	—	(176)

Net finance receivables, less allowance for finance receivable losses	6,307	7,326	415		961		—	15,009
Finance receivables held for sale	205	—	—		—		—	205
Restricted cash and cash equivalents	218	—	147	4a	—		—	365
Goodwill and intangible assets	—	71	21	4d	1,772	6e	—	1,864
Deferred tax assets, net	—	313	—		(313)	6f	—	—
Premises and equipment, net	—	94	(94)	4e	—		—	—
Other assets	514	180	73	4d, 4e	(78)	6g, 6h	10	699

Total assets	$11,058	$9,694	$415		$(1,897)		$2,826	$22,096

Liabilities and Shareholders' Equity
Long-term debt	$8,385	$3,444	$—		$1,262	6j, 6k	$1,846	$14,937
Related party debt	—	3,249	—		(3,249)	6j	—	—
Borrowings under a revolving facility	—	—	—		2,529	6j, 6l	—	2,529
Insurance claims and policyholder liabilities	446	461	415	4c	—		—	1,322
Deferred and accrued taxes	152	506	—		(506)	6j	—	152
Other liabilities	238	101	—		—	6l	—	339

Total liabilities	9,221	7,761	415		36		1,846	19,279
Shareholders' equity:
Common stock	1	—	—		—	6i	—	1
Additional paid-in capital	529	1,846	—		(1,846)	6i	980	1,509
Accumulated other comprehensive income	3	44	—		(44)	6i	—	3
Retained earnings	1,492	43	—		(43)	6i	—	1,492

	2,025	1,933	—		(1,933)		980	3,005
Non-controlling interests	(188)	—	—		—		—	(188)

Total shareholders' equity	1,837	1,933	—		(1,933)		980	2,817

Total liabilities and shareholders' equity	$11,058	$9,694	$415		$(1,897)		$2,826	$22,096

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2014

        The following unaudited pro forma condensed combined statement of income for the year ended December 31, 2014, combines the December 31, 2014 historical combined income statements of Springleaf and OneMain assuming the companies had been combined on January 1, 2014 using the acquisition method of accounting, and reflects the 2014 sales of Springleaf real estate assets as if those assets had been sold on January 1, 2014.

For the year ended December 31, 2014 (In millions, except share data)	Springleaf	OneMain	Reclassifications		Adjustments for Proposed Acquisition		Adjustments for Financing Arrangements(5)		Adjustments for Assets Sales(8)	Pro Forma Combined
Interest income:
Finance charges	$1,921	$2,011	$—		$(387)	7a	$—		$(369)	$3,176
Investment revenue	—	62	(62)	4g	—		—		—	—
Finance receivables held for sale originated as held for investment	61	—	—		—		—		(53)	8

Total interest income	1,982	2,073	(62)		(387)		—		(422)	3,184
Interest expense	734	217	—		39	7b	76	7c	(80)	986

Net interest income	1,248	1,856	(62)		(426)		(76)		(342)	2,198
Provisions for finance receivable losses	474	—	575	4f	(166)	7d	—		(87)	796

Net interest income after provisions for finance receivable losses	774	1,856	(637)		(260)		(76)		(255)	1,402
Other revenues:
Insurance	166	338	—		—		—		(11)	493
Investment	39	3	62	4g	—		—		—	104
Net gain (loss) on repurchases and repayments of debt	(66)	—	—		—		—		—	(66)
Net gain (loss) on fair adjustments on debt	(15)	—	—		—		—		—	(15)
Net gain (loss) on sales of real estate loans and related trust assets	726	—	—		—		—		(726)	—
Other	(18)	43	—		—		—		24	49

Total other revenues	832	384	62		—		—		(713)	565
Provisions for credit losses and for benefits and claims:
Provisions for credit losses	—	575	(575)	4f	—		—		—	—
Policyholder benefits and claims	—	134	(134)	4f	—		—		—	—

Total provisions for credit losses and for benefits and claims	—	709	(709)		—		—		—	—
Other expenses:
Operating expenses:
Salaries and benefits	360	288	—		74	7h	—		(10)	712
Other operating expenses	266	426	—		(83)	7e, 7f, 7h	—		(19)	590
Restructuring expenses	—	—	—		—		—		—	—
Insurance losses and loss adjustment expenses	75	—	134	4f	—		—		(10)	199

Total other expenses	701	714	134		(9)		—		(39)	1,501

Income (loss) before benefit from income taxes	905	817	—		(251)		(76)		(929)	466
Provision for (benefit from) income taxes	297	304	—		(93)	7g	(28)	7g	(340)	140

Net income (loss)	608	513	—		(158)		(48)		(589)	326
Net income attributable to non-controlling interests	103	—	—		—		(7)		—	96

Net income (loss)	$505	$513	$—		$(158)		$(41)		$(589)	$230

Net income (loss) per common share attributable to Springleaf:
Basic	$4.40									$1.72	7i
Diluted	$4.38									$1.71	7i
Weighted average number of shares outstanding
Basic	114,791,225						18,939,394	7i		133,730,619	7i
Diluted	115,265,123						18,939,394	7i		134,204,517	7i

Note 1—Description of Proposed Acquisition

        See "Summary—Acquisition of OneMain" for a description of the Proposed Acquisition and the Stock Purchase Agreement.

Note 2—Basis of Pro Forma Presentation

        The unaudited pro forma condensed combined balance sheet related to the Proposed Acquisition is included as of December 31, 2014 and the unaudited pro forma condensed combined income statement is included for the year ended December 31, 2014. The historical audited consolidated and combined financial statements of OneMain have been adjusted to reflect reporting reclassifications necessary to conform to the presentation of the historical consolidated financial statements of Springleaf. The adoption of new or changes to existing U.S. GAAP subsequent to the unaudited pro forma condensed combined financial statement dates may result in changes to the presentation of the preliminary unaudited pro forma condensed combined financial information, if material.

        The unaudited pro forma condensed combined financial information shows the impact of the Proposed Acquisition on the condensed combined balance sheet and the condensed combined statement of income under the acquisition method of accounting with Springleaf treated as the acquirer. The acquisition method of accounting, provided by Accounting Standards Codification ("ASC") 805 Business Combinations, uses the fair value concepts defined in ASC 820 Fair Value Measurement. Under this method of accounting, the assets and liabilities of OneMain are recorded by Springleaf at the date of acquisition at their estimated fair values, where fair value is defined in ASC 820 as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date." The fair value of OneMain's identifiable tangible and intangible assets acquired and liabilities assumed are based on fair value estimates as of December 31, 2014. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Fair value measurements may require extensive use of significant estimates and management's judgment, and it is possible the application of reasonable judgment could produce varying results based on a range of alternative estimates using the same facts and circumstances. At this time, a detailed valuation of the assets acquired and liabilities assumed as part of the Proposed Acquisition has not been completed, and accordingly, the unaudited pro forma financial information was prepared using a preliminary allocation of the estimated purchase price based on assumptions and estimates, which are subject to material changes. Additionally, the Company has not yet completed all of the analysis necessary to identify additional items that could significantly impact the purchase price allocation or the assumptions and adjustments made in preparation of the unaudited pro forma financial information. Until the Proposed Acquisition is consummated, access to information to make such estimates is limited. As such, certain market based assumptions were used when data was not available; however, management believes the fair values recognized for the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions. Subsequent to the Proposed Acquisition completion date, there may be further refinements of the business combination adjustments as additional information becomes available. Increases or decreases in fair value of certain balance sheet amounts and other items of OneMain as compared to the information presented in this document may change the amount of the business combination adjustments to goodwill and other assets and liabilities and may impact the income statement due to adjustments in yield and/or amortization of adjusted assets and liabilities.

Note 3—Conforming Accounting Policies

        Differences in the allowance and provision methodology have been identified. OneMain generally charges-off personal loans at the earlier of (1) 180 days contractually past due if there have been no payments within the last six months, or (2) 360 days contractually past due. However, Springleaf generally charges-off personal loans that are beyond 180 days contractually past due. As the finance receivables are reflected at their fair value under the acquisition method of accounting, this policy difference is not expected to have a material impact on the unaudited pro forma condensed combined financial information.

        At this time, the Company is not aware of any additional differences that would have a material impact on the unaudited pro forma condensed combined financial information. Upon consummation of the Proposed Acquisition, Springleaf will review OneMain's accounting policies to determine whether it may be necessary to harmonize any differences in accounting policies between those of Springleaf and OneMain. As a result of that review, Springleaf may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

Note 4—Reclassifications

        Certain balances from the consolidated and combined financial statements of OneMain were reclassified to conform their presentation to the consolidated financial statements of Springleaf.

        The following reclassifications were made to OneMain's historical consolidated balance sheet for the purpose of Springleaf's unaudited pro forma condensed combined balance sheet as of December 31, 2014, with the exception of 4d below:

  4a.
  Reclassification of OneMain's restricted cash amounts from parenthetical disclosure under "Cash and cash equivalents" to the "Restricted cash and cash equivalents" financial statement line item to conform to Springleaf's financial statement presentation.

  4b.
  Reclassification of OneMain's "Unearned revenue and deferred costs" balance as a separate financial statement line item to "Personal loans" to conform to Springleaf's financial statement presentation.

  4c.
  Reclassification of OneMain's "Unearned premium and claims reserves" from the "Net Finance Receivables" financial statement line item to "Insurance claims and policyholder liabilities" to conform to Springleaf's financial statement presentation.

  4d.
  Reclassification of Springleaf's "Intangible assets" balance from the "Other Assets" financial statement line item to "Goodwill and Intangible assets" for presentation consistency.

  4e.
  Reclassification of OneMain's "Premises and equipment, net" balance as a separate financial statement line item to "Other Assets" to conform to Springleaf's financial statement presentation.

        The following reclassifications were made to OneMain's historical consolidated and combined income statement for the purpose of Springleaf's unaudited pro forma condensed combined statement of income for the year ended December 31, 2014:

  4f.
  Reclassification of OneMain's financial statement line items grouped under "Provisions for credit losses and for benefits and claims" to "Provisions for finance receivable losses" and insurance related expenses to "Insurance losses and loss adjustment expenses" to conform to Springleaf's financial statement presentation.

  4g.
  Reclassification of OneMain's investment earning from the "Investment revenue" financial statement line item to "Other Revenues: Investment" to conform to Springleaf's financial statement presentation.

Note 5—Transaction Financing

        The anticipated funding for the Proposed Acquisition consists of an expected cash payment of approximately $4.24 billion. Springleaf anticipates funding the consideration using a combination of available cash, proceeds from the sale of investment securities, securitizations, sale of retained interest in notes related to previous securitizations, and this offering. Prior to the securitizations, sale of retained interest in notes, and this offering, Springleaf has adequate liquidity to fund a cash payment of the purchase price using available cash, proceeds from the sale of investment securities and existing

Springleaf conduit facilities. The following is a summary of the assumed financing transactions related to the Proposed Acquisition (in millions):

Description	Amount
Proceeds from sale of investment securities	$1,423
The equity offering contemplated hereby	1,000
2015-A Securitization	1,163
2015-B Securitization	314
Proceeds from sale of SpringCastle 2014-A Notes	363

Gross proceeds	4,263

Costs, premiums and discounts associated with the above transactions	(24)

Net Proceeds	$4,239

        For the anticipated equity issuance, an issue price of $52.80 per share was assumed based on the closing price of Springleaf's common stock on the NYSE on April 24, 2015, which results in the issuance of approximately 18.9 million shares of Springleaf common stock. The issue price may be different on the actual date of issue and therefore will have an impact on the actual share amounts presented in the unaudited pro forma condensed combined financial information. Additional paid in capital is adjusted for the net proceeds of the common stock issuance.

        The 2015-A and 2015-B securitizations include issuance of four classes of fixed rate, asset backed notes with weighted average yields of 3.58% and 3.87%, respectively. In addition, Springleaf sold $232 million and $131 million principal amount of SpringCastle 2014-A Class C and D Notes, respectively, to an unaffiliated party at a premium to the principal balance. The interest rates on the Class C and D Notes are 5.59% and 6.82%, respectively.

Note 6—Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

        This footnote should be read in conjunction with "Note 1—Description of Proposed Acquisition", "Note 2—Basis of Pro Forma Presentation", "Note 3—Conforming Accounting Policies", "Note 4—Reclassifications", and "Note 5—Transaction Financing". Adjustments included in the columns "Adjustments for Proposed Acquisition" and "Adjustments for Financing Arrangements" to the accompanying unaudited pro forma condensed combined balance sheet at December 31, 2014 are represented, in part, by the following considerations arising out of applying the acquisition method of accounting to OneMain's assets and liabilities (in millions):

Description	Historical	Purchase Price Allocation	Note	Amounts
Fair value of cash consideration			(6a)	$4,239
Less: Book value of OneMain's net assets			(6b)	1,933
Less: Fair value adjustments of assets and liabilities acquired
Loans receivables	$9,946	$9,702	(6c)	266
Allowance for loan losses	(695)	—	(6d)	695
Goodwill and intangible assets	71	—	(6e)	(71)
Deferred tax assets, net	313	—	(6f)	(313)
Premises and equipment, net	94	153	(6g)	59
Other assets	180	43	(6h)	(137)
Long-term debt	(3,444)	(4,706)	(6j), (6k)	(1,262)
Related-party debt	(3,249)	—	(6j)	3,249
Borrowings under a revolving facility	—	(2,529)	(6j), (6l)	(2,529)
Deferred and accrued taxes	(506)	—	(6j)	506

Goodwill and intangible assets	—		(6e)	$1,843

  6a)
  Represents cash consideration of approximately $4.25 billion payable at closing, adjusted based on the amount of equity at closing. If OneMain were to have the same equity at closing as it reported at December 31, 2014, the cash payment would be $4.24 billion.

  6b)
  Reflects the historical book value of net assets acquired as of December 31, 2014.

  6c)
  Personal loans

  Reflects fair value adjustment for OneMain's loan portfolio, which includes both a purchased credit impaired ("PCI") portfolio and a non-PCI portfolio. See Note 7a for further discussion on the income statement adjustment resulting from this bifurcation.

  6d)
  Allowance for finance receivable losses

  Reflects the elimination of OneMain's historical allowance for finance receivable losses.

  6e)
  Goodwill and intangible assets

  Represents the following:

  i.
  the elimination of $71 million of intangible assets reflected on OneMain's historical consolidated balance sheet. The fair value estimate for new identifiable intangible assets has not been finalized as of the date of this prospectus supplement and has accordingly not been specifically identified herein.

  ii.
  the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The amount of goodwill presented in the above table reflects the estimated goodwill as a result of the acquisition of $1.84 billion; however this number is expected to decrease significantly once the identifiable intangibles have been assigned fair values.

  6f)
  Deferred tax assets

  Represents the elimination of deferred tax assets reflected on OneMain's historical consolidated balance sheet.

  6g)
  Premises and equipment, net

  Represents fair value adjustment primarily related to OneMain's Symphony system ("Symphony"), an underwriting, originating, servicing, and payment processing platform as well as other software.

  6h)
  Other assets

  Represents the elimination of historical debt issuance costs and deferred acquisition costs related to OneMain's insurance business.

Description	Amount
Debt insurance fees	$36
Deferred acquisition costs	101

Total	$137

  6i)
  Equity

  Represents adjustment to eliminate OneMain's historical stockholder's equity.

  6j)
  Borrowing adjustments for Acquisition Accounting

  Represents adjustment to eliminate OneMain's related party debt due to an intercompany income tax payable to Seller and replacement with borrowings expected to be in place at the time of closing. The expected borrowings include OneMain Financial Issuance Trust 2015-1 securitization and OneMain's revolving warehouse facility completed during the first quarter of 2015. The borrowings are included as pro forma adjustments to properly reflect the liabilities of the acquired company as of the closing date. The adjustment decreases related party debt and deferred and accrued taxes by $3.25 billion and $506 million, respectively and replaces that debt with $1.23 billion, net of a discount of $3 million, and $2.53 billion for the OneMain Financial Issuance Trust 2015-1 securitization and OneMain's revolving warehouse facility, respectively.

Description	Amount
Related party debt	$3,249
Intercompany income tax payable	506

Related party debt to be repaid at closing of acquisition	$3,755

Borrowings under a revolving facility	$2,529
OneMain Financial Issuance Trust 2015-1	1,226

Third party borrowing to repay related party debt	$3,755

  6k)
  Long-term debt

  Represents fair value adjustment of $36 million related to OneMain's senior unsecured notes.

  6l)
  Total pro forma combined debt includes borrowings under a revolving facility totaling $2.5 billion.

Note 7—Unaudited Pro Forma Condensed Combined Income Statement Adjustments

        This footnote should be read in conjunction with "Note 1—Description of Proposed Acquisition", "Note 2—Basis of Pro Forma Presentation", "Note 3—Conforming Accounting Policies", "Note 4—Reclassifications", "Note 5—Transaction Financing" and "Note 6—Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments". Adjustments included in the columns "Adjustments for Proposed Acquisition" and "Adjustment for Financing Arrangements" to the accompanying unaudited pro forma condensed combined income statement for the year ended December 31, 2014 are represented by the following:

  7a)
  Interest Income: Finance Charges

  Finance receivables acquired are separated into purchased credit impaired and purchased non-credit impaired portfolios. The purchased credit impaired finance receivables portfolio is comprised of approximately $778 million of unpaid principal balance as of December 31, 2014 and is valued based on the expected cash flows to be collected. For this portfolio, the difference between the fair value and the outstanding loan balance at acquisition is separated into the accretable yield component and the non-accretable component. The accretable yield will be recognized over the estimated remaining life of the loan portfolio at an effective yield under the interest method. The non-accretable difference is recorded to cover lifetime expected net credit losses and will absorb losses on loans accounted for under ASC 310-30 until it is exhausted. The excess of the cash flows expected to be collected on the purchased credit impaired finance receivables over the discounted cash flows is accreted into interest income at a level rate of return over the expected lives of the underlying pools of the purchased credit impaired finance receivables. As of December 31, 2014, the discount to unpaid principal balance on the purchased credit impaired finance receivables is $312 million and the effective yield is 10.89%. The finance charges calculated on the purchased credit impaired finance receivables is $64 million.

  The purchased non-credit impaired finance receivable portfolio includes approximately $7.6 billion of unpaid principal balance, and is accounted for under ASC 310-20. For this portfolio a premium is recorded equal to the difference between the fair value and the outstanding loan balance at closing and will be recognized over the remaining life of the loan portfolio at an effective yield using the interest method. As of December 31, 2014, the premium to unpaid principal balance for the purchased non-credit impaired finance receivables is estimated at approximately $553 million and the related effective yield is 22.24%. The finance charges on the purchased non-credit impaired finance receivables are $1.6 billion.

  The net impact of finance charges to the unaudited pro forma condensed combined income statement is a decrease of $387 million for the year ended December 31, 2014.

  7b)
  Interest Expense adjustments for Acquisition Accounting

  Represents the incremental interest expense, including the amortization of fair value adjustments, for the year ended December 31, 2014 as if the Proposed Acquisition occurred on January 1, 2014. The Proposed Acquisition assumes a new debt structure, as noted in Note 6j above, and adjustments to market rates are estimated for interest expense. The related party interest expense is replaced with interest expense adjustment for new and existing borrowings "as if" those borrowings had provided financing throughout the year. The table below illustrates adjustments to interest expense (in millions):

Description	For the Year Ended December 31, 2014
Related party debt	$(178)
2015-1 Securitization	46
Borrowings under a revolving facility	58
2014-1 and 2014-2 securitizations	21
Senior unsecured notes	92

Total incremental interest expense	$39

  7c)
  Interest Expense adjustments for Financing Arrangements

  Represents the incremental interest expense related to the 2015-A and 2015-B securitizations and the sale of the SpringCastle 2014-A Notes issued to fund the Proposed Acquisition.

  The interest expense adjustment pertaining to the 2015-A and 2015-B securitizations is calculated using a weighted average yield of 3.58% and 3.87%, respectively, and a weighted average life of 3.71 and 5.76 years, respectively.

  The interest expense adjustment for the Springcastle 2014-A Class C and D Notes was calculated using an interest rate of 5.59% and 6.82%, respectively.

  7d)
  Provisions for finance receivable losses

  This adjustment represents the elimination of the provisions for finance receivable losses recorded on OneMain's historical consolidated and combined Statement of Income for the year ended December 31, 2014 and the inclusion of provision of $409 million to conform to Springleaf's allowance methodology. To calculate the provision, Springleaf uses a roll rate model that derives the roll rate percentage to estimate incurred losses. This methodology was applied to OneMain's portfolio derived from historical data to determine OneMain's roll rates.

  To determine the provision, the balances of purchased non-credit impaired accounts, which are less than 60 days past due at the time of acquisition, are evaluated through this roll rate model, and the results are expressed as a percentage of the receivables balance which ranges from 3.5% to 6.25%.

  7e)
  Other operating expenses (amortization)

  Represents the elimination of $11 million of amortization related to intangible assets recorded on OneMain's historical consolidated and combined statement of income for the year ended December 31, 2014. It should be noted that since the new intangibles have not been assigned a value as of the date of this supplement, an adjustment for additional amortization on such intangibles is not included herein.

  7f)
  Other operating expenses (depreciation)

  This adjustment represents the increased depreciation for the fair value of Symphony and other software for the year ended December 31, 2014. The increase in depreciation expense is based on a useful life of 10 years for Symphony and 10-15 years for other software.

  7g)
  Provision for Income Taxes

  Represents adjustment to record the net tax effect of the pro forma adjustments based on the statutory tax rate of 36.5% for adjustments related to Springleaf and 37.2% for adjustments related to OneMain.

  7h)
  Salaries and benefits

  OneMain's historical consolidated and combined income statement includes allocated costs which represent general corporate level services provided to OneMain and other affiliates by Citigroup. Corporate level services include finance, human resources, legal, compliance, risk, technology and administration. These costs are classified as "Other operating expenses" in OneMain's historical consolidated and combined income statement. An adjustment was made to reclassify such costs from "Other operating expenses" to "Salaries and benefits" to reflect the costs associated with these services as if they were performed by OneMain employees.

  7i)
  Net income per common share attributable to Springleaf

  Net income per common share attributable to Springleaf has been calculated based on the number of shares assumed to be outstanding, assuming such shares were outstanding for the full period presented.

  The following table sets forth the computation of unaudited pro forma basic and diluted income per share attributable to common stockholders (in millions, except per share data):

	Year ended December 31, 2014
	Net Income	Shares	Per share amount
Earnings per share, basic	$230	133,730,619	$1.72
Earnings per share, diluted	230	134,204,517	1.71

  Shares utilized in the calculation of pro forma basic and diluted income (loss) per share attributable to Springleaf are as follows:

	Year ended December 31, 2014
	Historical	Shares issued in the equity raise	Pro Forma Total
Weighted-average shares outstanding, basic	114,791,225	18,939,394	133,730,619
Weighted-average shares outstanding, diluted	115,265,123	18,939,394	134,204,517

Note 8—Unaudited Pro Forma Condensed Combined Income Statement Adjustments for Real Estate Assets Sale

        During 2014 Springleaf entered into a series of transactions relating to the sales of our principal interests in our real estate loans, the related servicing of these loans and the sales of certain performing and non-performing real estate loans, which substantially completed our plan to liquidate our non-core real estate loans. At December 31, 2014, real estate loans held for investment and held for sale totaled $625 million and $205 million, respectively. The following Asset Sales were completed during 2014 and reflected in the pro forma condensed combined income statement as if they were completed on January 1, 2014:

  •
  The Securitization Assets Sale (as defined in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information contained within our Current Report on Form 8-K filed November 13, 2014) by SHI's indirect wholly owned subsidiary SFC and the Depositors as defined in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information contained within our Current Report on Form 8-K filed November 13, 2014), to Credit Suisse Securities (USA) LLC and certain of its affiliates ("Credit Suisse") and the MSR Sale (as defined in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information contained within our Current Report on Form 8-K filed November 13, 2014) by SFC and MorEquity, Inc. ("MorEquity"), a wholly owned subsidiary of SFC, to Nationstar Mortgage LLC, both of which were completed on August 29, 2014. The total purchase price for these transactions was approximately $1.67 billion, of which $1.63 billion relates to the Securitization Assets Sale, and $39 million relates to the MSR Sale.

  •
  The 2006-1 Securitization Assets Sale (as defined in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information contained within our Current Report on Form 8-K filed November 13, 2014) by the Company to an unaffiliated third party, for a purchase price of $9.5 million.

  •
  The sale of certain performing and non-performing mortgage loans by certain indirect subsidiaries of SHI to Credit Suisse, completed on September 30, 2014. The purchase price for the September Whole Loan Sales was $795 million. This amount includes a holdback provision of $120 million. Of the $120 million holdback, $83 million was received from Credit Suisse as of December 31, 2014.

  •
  The sale of a portion of the remaining performing and non-performing mortgage loans by certain indirect subsidiaries of SHI to Credit Suisse, completed on November 7, 2014. The purchase price for the November Whole Loan Sales (as defined in our Current Report on Form 8-K filed November 13, 2014) was approximately $270 million. This amount includes a holdback provision of $34 million, as described in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information contained within our Current Report on Form 8-K filed November 13, 2014. Of the $34 million holdback, $11 million was received from Credit Suisse as of December 31, 2014.

  •
  Prior Dispositions (as defined in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information contained within our Current Report on Form 8-K filed November 13, 2014), including (i) the sale by Third Street Funding LLC, SFC's wholly owned subsidiary, of its beneficial interests in the mortgage-backed retained certificates related to a securitization transaction in 2009 for approximately $737.2 million which closed on March 31, 2014, (ii) the sale of certain performing and non-performing real estate loans by MorEquity for approximately $79 million, which closed on March 31, 2014, and (iii) the sale by Sixth Street Funding LLC, a wholly owned subsidiary of SFC, of its beneficial interests in the mortgage-backed retained certificates related to a securitization transaction in 2010 for approximately $263.7 million, which closed on June 30, 2014.

  •
  Subsequent to the November 13, 2014 filing of our Current Report on Form 8-K, the sale of a portion of the remaining performing and non-performing mortgage loans by certain indirect subsidiaries of SHI to Credit Suisse was completed on December 19, 2014. The purchase price for the sale was approximately $25.8 million. This amount includes a holdback provision of $4.5 million.

PRICE RANGE OF OUR COMMON STOCK

        Our common stock is listed and traded on the NYSE under the symbol "LEAF." The following table sets forth, for the quarters shown, the high and low sales prices of our common stock on the NYSE. The last reported sales price of our common stock on the NYSE on April 24, 2015 was $52.80 per share.

	High	Low
2015
Second Quarter (through April 24, 2015)	52.80	49.91
First Quarter	$53.83	$31.60
2014
Fourth Quarter	$39.86	$32.04
Third Quarter	34.74	25.28
Second Quarter	27.35	22.35
First Quarter	28.56	23.43
2013*
Fourth Quarter	$25.65	$18.51
Third Quarter	N/A	N/A
Second Quarter	N/A	N/A
First Quarter	N/A	N/A

*
Our common stock has been listed for trading on the NYSE under the symbol "LEAF" since October 16, 2013; therefore, the previous quarters in 2013 were not applicable.

DIVIDEND POLICY

        We did not pay any dividends in 2014 or 2013 and do not currently anticipate paying dividends on our common stock. Any declaration and payment of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend on many factors, including our financial condition, earnings, cash flows, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends, and other considerations that our board of directors deems relevant.

        Because we are a holding company and have no direct operations, we will only be able to pay dividends from our available cash on hand and any funds we receive from our subsidiaries. Our insurance subsidiaries are subject to regulations that limit their ability to pay dividends or make loans or advances to us, principally to protect policyholders, and certain of our debt agreements may limit the ability of certain of our subsidiaries to pay dividends. See "Our Insurance Subsidiaries" and "Our Debt Agreements" under "Liquidity and Capital Resources" in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2014, for further information on insurance subsidiary dividends and our debt agreements. Under Delaware law, dividends may be payable only out of surplus, which is calculated as our net assets less our liabilities and our capital, or, if we have no surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

SELLING STOCKHOLDER

        Immediately prior to this offering, 74.8% of our outstanding common stock is owned by the Selling Stockholder. The Selling Stockholder is owned primarily by a private equity fund managed by an affiliate of Fortress and AIG Capital Corporation, a subsidiary of AIG.

        The following table sets forth information regarding the ownership of our common stock. Other than the Selling Stockholder and its direct and indirect equity holders and FMR LLC, we are not aware of any person, or group of affiliated persons, who beneficially owns more than five percent of our outstanding common stock. The percentage of beneficial ownership of our common stock before this offering is based on 115,064,938 shares of common stock outstanding as of April 24, 2015. The table assumes that the underwriters will not exercise their option to purchase additional shares from the Selling Stockholder.

        The Selling Stockholder is party to a registration rights agreement with us pursuant to which the Selling Stockholder and certain of its affiliates have the right, in certain circumstances, to require us to register their shares of our common stock under the Securities Act for sale into the public markets.

        We will not receive any proceeds from the sale of common stock in this offering by the Selling Stockholder. We will bear the costs, other than underwriting discounts and commissions, associated with the sale of shares of common stock by the Selling Stockholder. See "Underwriting (Conflicts of Interest)."

	Beneficial Ownership Prior to Offering			Beneficial Ownership After Offering
Name	Common Stock	Percentage of Common Stock	Number of Shares of Common Stock Being Offered Hereby	Common Stock	Percentage of Common Stock
Springleaf Financial Holdings, LLC(a)(b)	86,064,227	74.80%	3,787,879	82,276,348	61.4%

(a)
FCFI Acquisition LLC ("FCFI") owns 83.4% of the voting interest in the Selling Stockholder. Fortress Investment Fund V (Fund A) L.P., Fortress Investment Fund V (Fund B) L.P., Fortress Investment Fund V (Fund C) L.P., Fortress Investment Fund V (Fund D), L.P., Fortress Investment Fund V (Fund E) L.P., Fortress Investment Fund V (Fund F) L.P. and Fortress Investment Fund V (Fund G) L.P. (collectively, the "Fund V Funds") collectively own 100% of FCFI. FIG LLC is the investment manager of each of the Fund V Funds. Fortress Operating Entity I LP ("FOE I") is the 100% owner of FIG LLC. FIG Corp. is the general partner of FOE I. FIG Corp. is a wholly owned subsidiary of Fortress (collectively, the "Fortress Parties"). The address for the Fortress Parties is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, NY 10105, Attention: Michael Cohn. AIG Capital Corporation ("ACC") owns 15.6% of the voting interest in the Selling Stockholder and has the indirect right to vote, and in certain circumstances to cause the disposition of, 12,626,727 shares of our common stock. ACC is wholly owned by AIG (together with ACC, the "AIG Parties"). The address for the AIG Parties is c/o American International Group, Inc., 175 Water Street, New York, NY 10038.

(b)
Shares being sold by the Selling Stockholder are attributable to, and beneficially owned by, AIG.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

        The following is a summary of U.S. federal income tax considerations generally applicable to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock.

        The following summary is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations and judicial and administrative authority, all of which are subject to change or differing interpretation, possibly with retroactive effect. State, local, estate and foreign tax consequences are not summarized, nor are tax consequences to special classes of investors including, but not limited to, certain former citizens and former long-term residents of the United States, a "controlled foreign corporation," a "passive foreign investment company," a corporation that accumulates earnings to avoid U.S. federal income tax, a partnership or other "pass through" entity or an investor in any such entity, a tax-exempt organization, a bank or other financial institution, a broker, dealer or trader in securities, commodities or currencies, a person holding our common stock as part of a hedging, conversion, straddle, constructive sale or other risk reduction transaction or an insurance company. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to non-U.S. holders who purchase our common stock for cash and will hold our common stock as "capital assets" (generally, property held for investment). Each potential investor should consult its tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership and disposition of our common stock.

        For purposes of this summary, the term "non-U.S. holder" means a beneficial owner of our common stock (other than a partnership or other pass-through entity) that is not a citizen or individual resident of the United States, a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

        If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are treated as a partner in a partnership holding our common stock, you should consult your tax advisor as to the particular U.S. federal income tax consequences applicable to you.

Distributions

        Distributions with respect to our common stock will be treated as dividends to the extent paid from our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a return of capital to the extent of a holder's adjusted tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in "—Dispositions."

        Generally, distributions treated as dividends paid to a non-U.S. holder with respect to our common stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty. Distributions treated as dividends that are effectively connected with such non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment of such non-U.S. holder) are generally subject to U.S. federal income tax on a net income basis and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements). Any such effectively connected distributions received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a rate of 30% (or lower applicable treaty rate).

        To claim the benefit of an applicable tax treaty or an exemption from withholding because the income is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, a non-U.S. holder generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (for income effectively connected with a trade or business in the United States) or other suitable form. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant tax treaty.

Dispositions

        A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on the sale, exchange or other disposition of our common stock unless (i) the gain is effectively connected with such non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder) (ii) in the case of a non-U.S. holder that is a non-resident alien individual, such non-U.S. holder is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met, or (iii) we are or have been a "United States real property holding corporation" at any time within the shorter of the five-year period ending on the date of such sale, exchange, or other taxable disposition or the period that such non-U.S. holder held our common stock and either (a) our common stock was not treated as regularly traded on an established securities market at any time during the calendar year in which the sale, exchange or other disposition occurs, or (b) such non-U.S. holder owns or owned (actually or constructively) more than five percent of our common stock at any time during the shorter of the two periods mentioned above.

        If gain or loss is effectively connected with a non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. Holder), gain or loss on the disposition of our common stock will be recognized in an amount equal to the difference between the amount of cash and the fair market value of any other property received for the common stock and the non-U.S. holder's basis in the common stock. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the common stock has been held for more than one year. In the case of a non-U.S. holder that is a foreign corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower applicable treaty rate). If a non-U.S. holder is an individual that is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met, the non-U.S. holder generally will be subject to a flat income tax at a rate of 30% (or lower applicable treaty rate) on any capital gain recognized on the disposition of our common stock, which may be offset by certain U.S. source capital losses. We have determined that we are not currently a United States real property holding corporation.

Information Reporting and Backup Withholding

        Information returns are required to be filed with the IRS in connection with payments of dividends on our common stock. Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock. You may be subject to backup withholding on payments on our common stock or on the proceeds from a sale or other disposition of our common stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

        Legislation enacted in 2010 and existing guidance issued thereunder require withholding at a rate of 30% on dividends in respect of, and, after December 31, 2016, gross proceeds from the sale of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the Internal Revenue Service. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify the foregoing requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

        Citigroup Global Markets Inc., Goldman, Sachs & Co., Barclays Capital Inc. and Credit Suisse Securities (USA) LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, the Selling Stockholder and the underwriters, we and the Selling Stockholder have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us and the Selling Stockholder, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
Natixis Securities Americas LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC

Total

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We and the Selling Stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representatives have advised us and the Selling Stockholder that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $            per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us and the Selling Stockholder. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$
Proceeds, before expenses, to the Selling Stockholder	$	$	$

        The expenses of the offering, not including the underwriting discount, are estimated at $                    and are payable by us.

Option to Purchase Additional Shares

        The Selling Stockholder has granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 3,409,090 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

        We and the Selling Stockholder, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of Citigroup Global Markets Inc. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

  •
  offer, pledge, sell or contract to sell any common stock,

  •
  sell any option or contract to purchase any common stock,

  •
  purchase any option or contract to sell any common stock,

  •
  grant any option, right or warrant for the sale of any common stock,

  •
  otherwise dispose of or transfer any common stock,

  •
  request or demand that we file a registration statement related to the common stock, or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

        This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

New York Stock Exchange Listing

        The shares are listed on the New York Stock Exchange under the symbol "LEAF."

Price Stabilization, Short Positions

        Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

        In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        Neither we, the Selling Stockholder nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we, the Selling Stockholder nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Conflicts of Interest

        An affiliate of Citigroup Global Markets Inc., an underwriter in this offering, is the seller under the Stock Purchase Agreement relating to the Proposed Acquisition. We may use the net proceeds from this offering, together with cash on hand and proceeds from the sale of investment securities and existing conduit facilities, to fund the Proposed Acquisition. As a result, more than 5% of the net proceeds may be directed to such affiliate of Citigroup Global Markets Inc. Because of the manner in which the proceeds may be used, the offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no "qualified independent underwriter" is required, because a bona fide public market exists in the shares of common stock, as that term is defined in the rule.

Other Relationships

        An affiliate of Citigroup Global Markets Inc., an underwriter in this offering, is the seller under the Stock Purchase Agreement relating to the Proposed Acquisition. See "—Conflicts of Interest" above. In addition, affiliates of Goldman, Sachs & Co., Barclays Capital Inc. and Credit Suisse Securities (USA) LLC served as financial advisors to us in connection with the Proposed Acquisition. Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Natixis Securities Americas LLC, or their respective affiliates, are entitled to undrawn fees on our personal loan conduit facilities. An affiliate of Citigroup Global Markets Inc. is also the paying agent under our indenture dated as of May 1, 1999. We have a $350 million committed secured facility with Credit Suisse Securities (USA) LLC, of which $0 has been drawn. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), no offer of shares may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

  provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

        The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA").

The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

        The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

        The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

        Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York is representing us in connection with this offering. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

EXPERTS

        The SHI consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to SHI's Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The OneMain consolidated and combined financial statements as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014 incorporated in this prospectus supplement by reference to SHI's Current Report on Form 8-K filed with the SEC on April 27, 2015 have been so incorporated in reliance upon the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials that we have filed with the SEC at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, information statements and other information regarding us. The SEC's Web site address is www.sec.gov.

INCORPORATION BY REFERENCE

        This prospectus supplement "incorporates by reference" information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus supplement, the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed modified or superseded for the purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the Securities and Exchange Commission after the date hereof under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act which will be deemed to be incorporated by reference into this prospectus supplement and to be part of prospectus supplement from the date we subsequently file such reports and documents until the termination of this offering, except that any interactive data in eXtensible Business Reporting Language shall not be deemed incorporated by reference herein and that any such reports or portions thereof which are furnished under Item 2.02 or Item 7.01 of any Current Reports on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by reference herein:

  •
  Annual Report of SHI on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 16, 2015;

  •
  Current Reports of SHI on Form 8-K filed with the SEC on March 3, 2015, March 4, 2015; April 10, 2015 and April 27, 2015, and Form 8-K/A filed on March 16, 2015;

  •
  Definitive Proxy Statement of SHI on Schedule 14A filed with the SEC on April 24, 2015; and

  •
  the description of the Company's common stock set forth on Form 8-A filed with the SEC on October 11, 2013.

        We will provide to each person, including any beneficial owner to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Springleaf Holdings, Inc.
601 N.W. Second Street
Evansville, IN 47708
Attn: Legal Department
Telephone: (812) 424-8031

PROSPECTUS

SPRINGLEAF HOLDINGS, INC.

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
(and guarantees thereof)
WARRANTS
STOCK PURCHASE CONTRACTS
AND
STOCK PURCHASE UNITS

SPRINGLEAF FINANCE CORPORATION

DEBT SECURITIES
(and guarantees thereof)

          Springleaf Holdings, Inc. ("SHI") may offer, issue and sell from time to time, together or separately:

  •
  shares of its common stock;

  •
  shares of its preferred stock, which it may issue in one or more series;

  •
  depositary shares representing shares of its preferred stock;

  •
  debt securities, which may be senior, subordinated or junior subordinated debt securities;

  •
  warrants to purchase debt or equity securities;

  •
  stock purchase contracts to purchase shares of its common stock; and

  •
  stock purchase contracts to purchase shares of its common stock; and stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder's obligation to purchase its common stock or other securities under the stock purchase contracts.

Springleaf Finance Corporation ("SFC") may guarantee the principal of, and premium (if any) and interest on, any such debt securities. SFC may, from time to time, offer and sell debt securities, which may be senior, subordinated or junior subordinated debt securities, and SHI may guarantee the principal of, and premium (if any) and interest on, such debt securities. In this prospectus, we refer to the debt securities and the guarantees thereof, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units of SHI and the debt securities of SFC and the guarantees thereof registered hereunder collectively as the "securities."

          We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

          THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

          We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

          Our common stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "LEAF." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

          INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS OF SECURITIES AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE "RISK FACTORS" ON PAGE 7.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 20, 2014.

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3
OUR COMPANY	5
RISK FACTORS	7
USE OF PROCEEDS	8
RATIO OF EARNINGS TO FIXED CHARGES	8
DESCRIPTION OF DEBT SECURITIES	9
DESCRIPTION OF CAPITAL STOCK	21
DESCRIPTION OF DEPOSITARY SHARES	30
DESCRIPTION OF WARRANTS	32
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	33
PLAN OF DISTRIBUTION	34
LEGAL MATTERS	38
EXPERTS	38

        Unless otherwise stated or the context otherwise requires, references in this prospectus to (i) "SHI" refer to Springleaf Holdings Inc. and references to "Springleaf," "the Company," "we," "our," and "us" refer to Springleaf Holdings Inc. collectively with its subsidiaries, whether directly or indirectly owned, including SFC and (ii) "SFC" refer to Springleaf Finance Corporation, and unless the context otherwise requires, its consolidated subsidiaries.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "Commission") using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings at an unspecified aggregate initial offering price.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        You should only rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.

        You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

        This prospectus contains summary descriptions of the securities that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        SHI files annual, quarterly and current reports and proxy statements and other information with the Commission and SFC currently files annual, quarter and current reports and other information with the Commission. Our filings can be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. Our Commission filings are also available on the Internet at the Commission's website at http://www.sec.gov. SHI's common stock is listed on the NYSE under the trading symbol "LEAF." Our reports, proxy statements and other information can also be read at the offices of the NYSE, located at 20 Broad Street, New York, New York 10005.

        We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the Commission's Public Reference Room, as well as through the Commission's website.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Commission allows us to "incorporate by reference" into this prospectus information that each of SHI and SFC file with the Commission. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the Commission subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that SHI and SFC have already filed with the Commission (other than any portion of such filings that are furnished, rather than filed, under the Commission's applicable rules):

  •
  Annual Report of SHI on Form 10-K for the year ended December 31, 2013 (including SHI's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2014 solely to the extent incorporated into SHI's Annual Report on Form 10–K), as amended by the Form 10-K/A filed with the SEC on April 30, 2014;

  •
  Quarterly Reports of SHI on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

  •
  Current Reports of SHI on Form 8-K filed with the SEC on January 3, 2014, February 4, 2014, April 1, 2014, April 3, 2014, April 15, 2014, May 30, 2014, August 4, 2014, September 5, 2014 and October 6, 2014 and September 30, 2014;

  •
  the description of SHI's common stock set forth in its registration statement on Form 8-A filed with the SEC on October 11, 2013;

  •
  Annual Report of SFC on Form 10-K for the year ended December 31, 2013 as amended by the Form 10-K/A filed with the SEC on November 17, 2014;

  •
  Quarterly Reports of SFC on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014; and

  •
  Current Reports of SFC on Form 8-K filed with the SEC on April 1, 2014, April 3, 2014, September 5, 2014 and October 6, 2014 and November 13, 2014.

        Whenever after the date of this prospectus SHI or SFC files reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), those reports and documents will be deemed to be a part of this prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with Commission rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to Springleaf Holdings, Inc., 601 N.W. Second Street, Evansville, Indiana 47708 (telephone number (812) 424-8031).

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," "target," "projects," "contemplates" or the negative version of those words or other comparable words. Any forward-looking statements contained or incorporated by reference in this prospectus are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. As set forth more fully under "Part I, Item 1A. Risk Factors" in SHI's most recent Annual Report on Form 10-K and SFC's most recent Annual Report on Form 10-K, which are incorporated by reference herein, factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

  •
  changes in general economic conditions, including the interest rate environment in which we conduct business and the financial markets through which we can access capital and also invest cash flows from our insurance segment;

  •
  levels of unemployment and personal bankruptcies;

  •
  natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods affecting our customers, collateral, or branches or other operating facilities;

  •
  war, acts of terrorism, riots, civil disruption, pandemics, or other events disrupting business or commerce;

  •
  the effect of future sales of our remaining portfolio of real estate loans and the transfer of servicing for these loans;

  •
  changes in the rate at which we can collect or potentially sell our finance receivables portfolio;

  •
  the effectiveness of our credit risk scoring models in assessing the risk of customer unwillingness or lack of capacity to repay;

  •
  changes in our ability to attract and retain employees or key executives to support our businesses;

  •
  changes in the competitive environment in which we operate, including the demand for our products, customer responsiveness to our distribution channels, and the strength and ability of our competitors to operate independently or to enter into business combinations that result in a more attractive range of customer products or provide greater financial resources;

  •
  shifts in collateral values, delinquencies, or credit losses;

  •
  changes in federal, state and local laws, regulations, or regulatory policies and practices, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (which, among other things, established the Consumer Financial Protection Bureau, which has broad authority to regulate and examine financial institutions), that affect our ability to conduct business or the manner in which we conduct business, such as licensing requirements, pricing limitations or restrictions on the method of offering products, as well as changes that may result from increased regulatory scrutiny of the sub-prime lending industry;

  •
  potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans, if it is determined that there was a non-curable breach of a warranty made in connection with such transactions;

  •
  the costs and effects of any litigation or governmental inquiries or investigations involving us, particularly those that are determined adversely to us;

  •
  our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements;

  •
  our ability to comply with our debt covenants;

  •
  our ability to generate sufficient cash to service all of our indebtedness;

  •
  our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy or our industry, or our ability to incur additional borrowings;

  •
  the potential for downgrade of our debt by rating agencies, which would have a negative impact on our cost of, and access to, capital;

  •
  the impacts of our securitizations and borrowings;

  •
  our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries;

  •
  the material weakness that we have identified in our internal control over financial reporting; and

  •
  changes in accounting standards or tax policies and practices and the application of such new policies and practices to the manner in which we conduct business.

        The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.

        If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

 OUR COMPANY

        We are a leading consumer finance company providing responsible loan products to customers through our branch network and through our internet lending business, known as our iLoan division. We have a nearly 100-year track record of high quality origination, underwriting and servicing of personal loans, primarily to non-prime consumers. Our deep understanding of local markets and customers, together with our proprietary underwriting process and data analytics, allow us to price, manage and monitor risk effectively through changing economic conditions. With an experienced management team, a strong balance sheet, proven access to the capital markets and strong demand for consumer credit, we believe we are well positioned for future growth.

        We staff each of our branch offices with local, well-trained personnel who have significant experience in the industry and with Springleaf. Our business model revolves around an effective origination, underwriting, and servicing process that leverages each branch office's local presence in these communities along with the personal relationships developed with our customers. Credit quality is also driven by our long-standing underwriting philosophy, which takes into account each prospective customer's household budget, and his or her willingness and capacity to repay the loan. Our extensive network of branches and expert personnel is complemented by our iLoan division. Formed at the beginning of 2013, our iLoan division allows us to reach customers located outside our branch footprint and to more effectively process applications from customers within our branch footprint who prefer the convenience of online transactions.

        In connection with our personal loan business, our two insurance subsidiaries offer our customers credit and non-credit insurance policies covering our customers and the property pledged as collateral for our personal loans.

        In addition, we pursue strategic acquisitions of loan portfolios through our loan portfolio acquisitions business, known as our Springleaf Acquisitions division, which we service through our centralized servicing operation. As part of this strategy, on April 1, 2013, we acquired the SpringCastle Portfolio through a joint venture in which we own a 47% equity interest. See "Core Consumer Operations—Acquisitions and Servicing" in SHI's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for further information on the SpringCastle Portfolio. Through the acquisition of the SpringCastle Portfolio and other similar acquisitions, we expect to achieve a meaningful return on our investment as well as receive servicing fee income.

        We also intend to pursue fee-based opportunities in servicing loans for others through Springleaf Servicing Solutions, our centralized servicing division. See "Centralized Support—Springleaf Servicing Solutions" in SHI's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for further information on our centralized servicing centers.

        As of September 30, 2014, we had $6.4 billion of net finance receivables due from over 1.3 million customer accounts.

        SHI is a financial services holding company whose principal subsidiary is Springleaf Finance, Inc. ("SFI"). SFI's principal subsidiary is SFC, a financial services holding company with subsidiaries engaged in the consumer finance and credit insurance businesses. As of the date of this prospectus, Springleaf Financial Holdings, LLC (the "Initial Stockholder"), an entity controlled by a private equity fund managed by Fortress Investment Group LLC ("Fortress"), owns approximately 75% of SHI's outstanding common stock.

        Prior to the initial public offering of SHI's common stock in October 2013, FCFI Acquisition LLC ("FCFI"), an affiliate of Fortress, owned an 80% economic interest in SHI and American International Group, Inc. ("AIG") indirectly owned a 20% economic interest in SHI. FCFI acquired its 80% economic interest in SHI in November 2010.

General

        SHI's common stock is traded on the NYSE under the symbol "LEAF."

        SHI is incorporated in Delaware and SFC is incorporated in Indiana. The address of our principal executive office is 601 N.W. Second Street, Evansville, Indiana 47708. Our telephone number is (812) 424-8031. Our internet address is www.springleaf.com. This is an interactive textual reference only, meaning that the information contained on the website is not part of this prospectus and is not incorporated into this prospectus or any accompanying prospectus supplement by reference.

 RISK FACTORS

        Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well as under the heading "Risk Factors" in SHI's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and SFC's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See "Incorporation of Certain Documents By Reference" and "Cautionary Statement Regarding Forward-Looking Statements."

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes. We may provide additional information on the use of the net proceeds from any sale of securities in an applicable prospectus supplement or other offering materials relating to the securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth SHI's ratio of earnings to fixed charges for each of the periods indicated:

	Successor Company								Predecessor Company

							One Month Ended December 31, 2010		Eleven Months Ended November 30, 2010
(dollars in thousands)	Nine Months Ended September 30, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012		Year Ended December 31, 2011						Year Ended December 31, 2009
			Revised		Revised		Revised		Revised		Revised
Earnings:
Income (loss) before benefit from income taxes	$942,599	$77,557	$(305,368)		$(360,138)		$1,463,458		$(261,887)		$(1,073,602)
Interest expense	576,863	919,749	1,075,205		1,284,773		120,328		996,469		1,091,163
Implicit interest in rents	7,467	10,000	12,115		12,638		1,207		13,751		19,738

Total earnings	$1,526,929	$1,007,306	$781,952		$937,273		$1,584,993		$748,333		$37,299

Fixed charges:
Interest expense	$576,863	$919,749	$1,075,205		$1,284,773		$120,328		$996,469		$1,091,163
Implicit interest in rents	7,467	10,000	12,115		12,638		1,207		13,751		19,738

Total fixed charges	$584,330	$929,749	$1,087,320		$1,297,411		$121,535		$1,010,220		$1,110,901

Ratio of earnings to fixed charges	2.61	1.08	N/A	*	N/A	*	N/M	**	N/A	*	N/A	*

*
Earnings did not cover total fixed charges by $305.4 million in 2012, $360.1 million in 2011, $261.9 million during the eleven months ended November 30, 2010, and $1.1 billion in 2009.

**
Not meaningful.

        The following table sets forth SFC's ratio of earnings to fixed charges for each of the periods indicated:

	Successor Company									Predecessor Company

	Nine Months Ended September 30, 2014							One Month Ended December 31, 2010		Eleven Months Ended November 30, 2010
(dollars in thousands)		Year Ended December 31, 2013		Year Ended December 31, 2012		Year Ended December 31, 2011						Year Ended December 31, 2009
				Revised		Revised		Revised		Revised		Revised
Earnings:
Income (loss) before benefit from income taxes	$795,969	$(135,917)		$(307,385)		$(363,598)		$1,461,621		$(241,699)		$(1,053,059)
Interest expense	526,035	842,679		1,067,709		1,275,570		119,303		978,364		1,050,164
Implicit interest in rents	7,206	9,294		12,115		12,638		1,207		13,751		19,287

Total earnings	$1,329,210	$716,056		$772,439		$924,610		$1,582,131		$750,416		$16,392

Fixed charges:
Interest expense	$526,035	$842,679		$1,067,709		$1,275,570		$119,303		$978,364		$1,050,164
Implicit interest in rents	7,206	9,294		12,115		12,638		1,207		13,751		19,287

Total fixed charges	$533,241	$851,973		$1,079,824		$1,288,208		$120,510		$992,115		$1,069,451

Ratio of earnings to fixed charges	2.49	N/A	*	N/A	*	N/A	*	N/M	**	N/A	*	N/A	*

*
Earnings did not cover total fixed charges by $135.9 million in 2013, $307.4 million in 2012, $363.6 million in 2011, $241.7 million during the eleven months ended November 30, 2010, and $1.1 billion in 2009.

**
Not meaningful.

 DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities outlines some of the provisions of the debt securities. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. We have filed forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain copies of them. The indentures will be qualified under the Trust Indenture Act of 1939 (the "TIA"). The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below and the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part.

        Please note that, in this section titled "Description of Debt Securities," references to "we," "our" and "us" refer either to SHI or SFC, as the issuer, as applicable, of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise.

        We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. The aggregate principal amount of debt securities that may be issued under each indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

  •
  whether the issuer of the debt securities is SHI or SFC;

  •
  the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

  •
  whether the debt securities will be senior, subordinated or junior subordinated;

  •
  any applicable subordination provisions for any subordinated debt securities;

  •
  the maturity date(s) or method for determining same;

  •
  the interest rate(s) or the method for determining same;

  •
  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

  •
  whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

  •
  redemption or early repayment provisions;

  •
  authorized denominations;

  •
  if other than the principal amount, the principal amount of debt securities payable upon acceleration;

  •
  place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the issuer may be made;

  •
  whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date on which the securities are dated if other than the date of original issuance;

  •
  amount of discount or premium, if any, at which such debt securities will be issued;

  •
  whether the indenture will contain any additional covenants, or eliminate or change any covenants described herein, that apply to the debt securities;

  •
  any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

  •
  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

  •
  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

  •
  the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the issuer can select the payment currency;

  •
  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

  •
  any restriction or conditions on the transferability of the debt securities;

  •
  provisions granting special rights to holders of the debt securities upon occurrence of specified events;

  •
  additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

  •
  additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

  •
  any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).

General

        We may sell the debt securities, including original issue discount securities, at par or at a discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

        We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees

        The debt securities issued by SHI may be guaranteed by certain subsidiaries of SHI, including SFC. Unless otherwise described in the applicable prospectus supplement, the debt securities issued by SFC will be fully and unconditionally guaranteed by SHI. These guarantees will be joint and several obligations of the guarantor(s). If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.

Certain Covenants

        Each Indenture provides for the following covenants for the benefit of the holders of all series of debt securities issued thereunder:

SEC Reports and Reports to Holders

        The issuer, pursuant to Section 314(a) of the TIA, will be required to file with the trustee within fifteen days after the issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the issuer is not required to file information, documents or reports pursuant to either of such Sections, then to file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which would be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The issuer, pursuant to Section 314(a) of the TIA, will also be required to file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the issuer with the conditions and covenants provided for in the applicable indenture as may be required from time to time by such rules and regulations. In addition, the issuer, pursuant to Section 314(a) of the TIA, will be required to transmit to the holders of the debt securities within 30 days after the filing thereof with the trustee, in the manner and to the extent provided in Section 313(c) of the TIA, such summaries of any information, documents and reports required to be filed by the issuer pursuant to the two immediately preceding sentences as may be required by rules and regulations prescribed from time to time by the SEC.

        The issuer has also agreed to notify the trustee when and as the notes become admitted to trading on any national securities exchange.

Restrictions on Liens.

        (a)   The issuer will not at any time, directly or indirectly, create, suffer or permit any Subsidiary to create, assume or suffer to exist, any Mortgage of or upon any of its or their properties or assets, real or personal, whether owned at the issue date or thereafter acquired, or of its or upon any income or profit therefrom, without making effective provision, and the issuer covenants that in any such case the issuer will make or cause to be made effective provision, whereby the debt securities shall be secured by such Mortgage equally and ratably with or prior to any and all other obligations and Indebtedness to be secured thereby, so long as any such other obligations and Indebtedness shall be so secured.

        (b)   Nothing in this covenant shall be construed to prevent the issuer or any Subsidiary from creating, assuming or suffering to exist, and the issuer or any Subsidiary is hereby expressly permitted to create, assume or suffer to exist, without securing the debt securities as hereinabove provided, any Mortgage of the following character:

  (1)
  any Mortgage on any properties or assets of the issuer or any Subsidiary existing on the issue date;

  (2)
  any Mortgage on any properties or assets of the issuer or any Subsidiary, in addition to those otherwise permitted by this subsection (b) of this covenant, securing Indebtedness of the issuer or any Subsidiary and refundings or extensions of any such Mortgage and the Indebtedness secured thereby for amounts not exceeding the principal amount of the Indebtedness so refunded or extended at the time of the refunding or extension thereof and covering only the same property theretofore securing the same; provided that at the time such Indebtedness was initially incurred, the aggregate amount of secured Indebtedness permitted by this paragraph (2), after giving effect to such incurrence, does not exceed 10% of Consolidated Net Tangible Assets, as applicable;

  (3)
  any Mortgage on any property or assets of any Subsidiary to secure Indebtedness owing by it to the issuer or to a Wholly-owned Subsidiary;

  (4)
  any Mortgage on any property or assets of any Subsidiary to secure, in the ordinary course of business, its Indebtedness, if as a matter of practice, prior to the time it became a Subsidiary, it had borrowed on the basis of secured loans or had customarily deposited collateral to secure any or all of its obligations;

  (5)
  any purchase money Mortgage on property, real or personal, acquired or constructed by the issuer or any Subsidiary after the issue date, to secure the purchase price of such property (or to secure Indebtedness incurred for the purpose of financing the acquisition or construction of any such property to be subject to such Mortgage), or Mortgages existing on any such property at the time of acquisition, whether or not assumed, or any Mortgage existing on any property of any corporation at the time it becomes a Subsidiary, or any Mortgage with respect to any property hereafter acquired; provided, however, that the aggregate principal amount of the Indebtedness secured by all such Mortgages on a particular parcel of property shall not exceed 75% of the cost of such property, including the improvements thereon, to the issuer or any such Subsidiary; and provided, further, that any such Mortgage does not spread to other property owned prior to such acquisition or construction or to property thereafter acquired or constructed other than additions to such property;

  (6)
  refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) of any Mortgage permitted by this subsection (b) of this covenant (other than pursuant to paragraph (2) hereof) for amounts not exceeding (A) the principal amount of the Indebtedness so refinanced, re-funded, extended, renewed or replaced at the time of the refunding or extension thereof, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, and covering only the same property theretofore securing the same;

  (7)
  deposits, liens or pledges to enable the issuer or any Subsidiary to exercise any privilege or license, or to secure payments of workmen's compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which the issuer or any Subsidiary is a party, or to secure public or statutory obligations of the issuer or any Subsidiary, or to secure surety, stay or appeal bonds to which the issuer or any Subsidiary is a party; or other similar deposits, liens or pledges made in the ordinary course of business;

  (8)
  mechanics', workmen's, repairmen's, materialmen's, or carriers' liens; or other similar liens arising in the ordinary course of business; or deposits or pledges to obtain the release of any such liens;

  (9)
  liens arising out of judgments or awards against the issuer or any Subsidiary with respect to which the issuer or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or liens incurred by the issuer or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the issuer or such Subsidiary is a party;

  (10)
  liens for taxes not yet subject to penalties for non-payment or contested, or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the issuer or of the Subsidiary owning the same;

  (11)
  other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property and assets or materially impair the use thereof in the operation of its business; and

  (12)
  any Mortgage created by the issuer or any Subsidiary in connection with a transaction intended by the issuer or such Subsidiary to be one or more sales of properties or assets of the issuer or such Subsidiary; provided that such Mortgage shall only apply to the properties or assets involved in such sale or sales, the income from such properties or assets and/or the proceeds of such properties or assets.

        (c)   If at any time the issuer or any Subsidiary shall create or assume any Mortgage not permitted by subsection (b) of this covenant, to which the covenant in subsection (a) of this covenant is applicable, the issuer shall promptly deliver to the trustee (1) an officers' certificate stating that the covenant contained in subsection (a) of this covenant has been complied with; and (2) an Opinion of Counsel to the effect that such covenant has been complied with, and that any instruments executed by the issuer in the performance of such covenant comply with the requirements of such covenant.

        (d)   In the event that the issuer shall hereafter secure the debt securities equally and ratably with (or prior to) any other obligation or Indebtedness pursuant to the provisions of this covenant, the trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as the Company may deem advisable to enable the trustee to enforce effectively the rights of the holders of the debt securities so secured equally and ratably with (or prior to) such other obligation or indebtedness.

Merger and Consolidation

        The issuer may consolidate with, merge with or into, or sell or convey all or substantially all of the issuer's assets to, any other corporation or entity if:

          (a)   (i) in the case of a merger, the issuer is the surviving entity in such merger, or (ii) in the case of a merger in which the issuer is not the surviving entity or in the case of a consolidation or a sale or conveyance of assets, the entity into which the issuer is merged or the entity which is formed by such consolidation or which acquires by sale or conveyance all or substantially all of the issuer's assets shall be a corporation, association, company or business trust organized and existing under the laws of the United States of America or a State thereof and such successor entity shall expressly assume the due and punctual payment of the principal of and any premium and interest on all the debt securities, according to their tenor, and the due and punctual performance and observance of all of the covenants under the applicable indenture and the debt securities to be performed or observed by the issuer by a supplemental indenture in form satisfactory to the trustee, executed and delivered to the trustee by such entity; and

          (b)   the issuer or such successor entity, as the case maybe, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance or observance of any covenant and shall not immediately thereafter have outstanding (or otherwise be liable for) any Indebtedness secured by a Mortgage not expressly permitted by the provisions of the applicable indenture or shall have secured the debt securities thereunder equally and ratably with (or prior to) any Indebtedness secured by any Mortgage not so permitted.

Modification and Waiver

        Each indenture the debt securities and the debt security guarantees may be modified or amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, unless each holder to be affected by the proposed change consents, no modification or amendment may:

  •
  change the Stated Maturity of the principal of, or any installment of principal of, or interest on, any outstanding debt security;

  •
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable with respect to, any debt security;

  •
  reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Original Issue Discount Security or that would be provable in bankruptcy;

  •
  adversely affect any right of repayment at the option of the holder of any debt security;

  •
  change the places or currency of payment of the principal of, or any premium or interest on, any debt security;

  •
  impair the right to sue for the enforcement of any payment of principal of, or any premium or interest on, any debt security on or after the date the payment is due;

  •
  voluntarily release a guarantor of the debt securities other than in accordance with the indenture;

  •
  reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to:

  (1)
  modify or amend the applicable indenture with respect to that series, waive any past default or compliance with certain restrictive provisions, or

    (2)
    constitute a quorum or take action at a meeting; or

  •
  otherwise modify the provisions of the indenture concerning modification or amendment or concerning waiver of compliance with certain provisions of, or certain defaults and their consequences under, the indenture, except to:

  (1)
  increase the percentage of outstanding debt securities necessary to modify or amend the indenture or to give the waiver, or

  (2)
  provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the issuer's obligation to comply with certain restrictive provisions applicable to the series.

        The indenture, the debt securities and the debt security guarantees may be modified or amended without the consent of any holder of outstanding debt securities for any of the following purposes:

  •
  to evidence that another entity is the issuer's or a guarantor's successor, as applicable, and has assumed the issuer's or guarantors obligations with respect to the debt securities;

  •
  to add to the issuer's or a guarantor's covenants, as applicable, for the benefit of the holders of all or any series of debt securities or to surrender any of the issuer's or guarantor's rights or powers under the applicable indenture;

  •
  to add any Events of Default to all or any series of debt securities;

  •
  to change or eliminate any restrictions on the payment of the principal of, or any premium or interest on, any debt securities, to modify the provisions relating to global debt securities, or to permit the issuance of debt securities in uncertificated form, so long as in any such case the interests of the holders of debt securities are not adversely affected in any material respect;

  •
  to add to, change or eliminate any provision of the applicable indenture in respect of one or more series of debt securities, so long as either

  (1)
  there is no outstanding debt security of any series entitled to the benefit of the provision; or

  (2)
  the amendment does not apply to any then outstanding debt security;

  •
  to provide any guarantee of the debt securities, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities when such release, termination or discharge is permitted by the indentures;

  •
  establish the form or terms of the debt securities of any series;

  •
  to provide for the appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions to facilitate the administration of the trusts under the applicable indenture by more than one trustee;

  •
  to provide for the discharge of the applicable indenture with respect to the debt securities of any series by the deposit in trust of money and/or Government Obligations;

  •
  to change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance of the debt securities; or

  •
  to cure any ambiguity, defect, mistake or inconsistency in the applicable indenture, debt security or debt security guarantee or to make any other provisions with respect to matters or questions arising under the applicable indenture, debt security or debt security guarantee so long as the action does not adversely affect the interests of the holders of the debt securities of any series in any material respect.

Satisfaction and Discharge

        Each indenture will be discharged and will cease to be of further effect as to all debt securities issued thereunder, when:

        either

  (a)
  all debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to the issuer, have been delivered to the t cancellation; or

  (b)
  all debt securities that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense of the issuer, and the issuer has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, Government Obligations, or a combination of cash in U.S. dollars and Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (c)
  the issuer has paid or caused to be paid all sums payable by it under the indenture; and

  (d)
  in the event of a deposit as provided in clause (i)(b) above, the issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or the redemption date, as the case may be.

        In addition, the issuer must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Defeasance of Certain Covenants

        The issuer at any time may terminate all its obligations under the outstanding debt securities of any series and all obligations of any guarantors discharged with respect to their guarantees except for certain obligations, including those respecting the Defeasance Trust (as defined below) and obligations to register the transfer or exchange of the debt securities of the applicable series, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities. This is known as "Legal Defeasance." The issuer at any time may terminate its obligations under the covenants described under "—Limitations on Liens" above and the operation of clause (4) described under "—Events of Default, Notice and Waiver" below. This is known as "Covenant Defeasance."

        The issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If the issuer exercises its Legal Defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an Event of Default with respect thereto. If the issuer exercises its Covenant Defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an Event of Default specified in clause (4) described under "—Events of Default, Notice and Waiver" below.

        In order to exercise either defeasance option, the issuer must irrevocably deposit in trust (the "Defeasance Trust") with the Trustee money or Government Obligations for the payment of principal and interest (if any) on the applicable series of debt securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including (unless the applicable series of debt securities will mature or be redeemed within 30 days) delivering to the trustee an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been in the case if such deposit and defeasance had not occurred, and, in the case of Legal Defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Events of Default, Notice and Waiver

        If an Event of Default with respect to a series of debt securities occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice as provided in the indenture, the principal amount of all the debt securities of that series due and payable immediately. However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration will occur automatically. If all Events of Default with respect to a series of debt securities have been cured or waived, and all amounts due otherwise than because of the acceleration have been paid or deposited with the Trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind the acceleration and its consequences.

        The holders of a majority in aggregate principal amount of debt securities of an affected series may waive any past Default with respect to such series of debt securities, and any Event of Default arising from a past default, except in the case of (i) a Default in the payment of the principal of, or any premium or interest on, any debt security; or (ii) a Default in respect of a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding debt security of an affected series.

        "Event of Default," when used in each indenture with respect to any series of debt securities, means any of the following events:

  (1)
  a default in the payment of any interest payable in respect of any debt security, when such interest becomes due and payable, and continuance of such default for a period of 30 days;

  (2)
  a default in the payment of the principal of and any premium on any debt security when it becomes due and payable at its maturity;

  (3)
  a default in the deposit of any sinking fund payment, when and as due by the terms of a security of that series;

  (4)
  a default by the issuer in the performance or breach of any covenant or warranty under the Indentures, and the continuance of such default or breach for a period of 90 days; and

  (5)
  certain events in bankruptcy, insolvency or reorganization of the issuer.

        A Default under clause (4) is not an Event of Default until the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series notify the issuer in writing of the Default, and the issuer does not cure the Default within the time specified in such clause after receipt of such notice.

        When a Default under clause (4) is cured or remedied within the specified period, it ceases to exist. If an Event of Default (other than an Event of Default with respect to the issuer specified in clause (5) above) occurs and is continuing, the Trustee, by written notice to the issuer, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series, by written notice to the issuer and the Trustee, may declare all unpaid principal of and accrued interest on the debt securities of the affected series then outstanding to be due and payable (the "Default Amount"). Upon a declaration of acceleration, such amount shall be due and payable immediately.

        If an Event of Default with respect to the issuer specified in clause (5) above occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

        Under certain circumstances, the holders of a majority in aggregate principal amount of the debt securities of the affected series then outstanding may rescind an acceleration with respect to the debt securities of the affected series and its consequences.

        In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the applicable indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest (if any) when due, no holder may pursue any remedy with respect to the applicable indenture or the debt securities of the affected series unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding debt securities of the affected series have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of the affected series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the applicable indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.

        The indenture will provide that, if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders. In addition, the issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The issuer is also required to deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence thereof, written notice of any event which would constitute a Default.

Certain Definitions

        As used in the indentures and this prospectus, the following definitions apply:

        "Consolidated Net Tangible Assets" means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet of the issuer and its Subsidiaries, after deducting therefrom (i) all liability items except indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder's equity and reserves for deferred income taxes and (ii) all good will, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Government Obligations," means (i) direct obligations of the United States of America where the timely payment or payments thereunder are supported by the full faith and credit of the United State of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

        "Indebtedness" means all obligations which in accordance with generally accepted accounting principles would be classified upon a balance sheet as liabilities, including without limitation by the enumeration thereof, obligations arising through direct or indirect guarantees (including agreements, contingent or otherwise, to purchase Indebtedness or to purchase property or services for the primary purpose of enabling the payment of Indebtedness or assuring the owner of Indebtedness against loss) or through agreements, contingent or otherwise, to supply or advance funds for the payment or purchase of Indebtedness of others; provided, however, that in determining Indebtedness of any Person, there shall not be included rental obligations under any lease of such Person, whether or not such

        "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Stated Maturity," when used with respect to any debt security or any installment of principal thereof or any premium or interest thereon, means the fixed date on which the principal of such debt security or such installment of principal or premium or interest is due and payable.

        "Subsidiary," when used with respect to any Person, shall mean (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a

Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Wholly-owned," when used with reference to a Subsidiary of a Person, shall mean a Subsidiary of which all of the outstanding capital stock (except directors' qualifying shares) is owned by such Person and/or one or more of such Person's wholly-owned Subsidiaries.

Global Securities

        Unless the issuer informs you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement. With respect to any debt securities held in book-entry form through a depositary, the depositary or its nominee will be the sole registered and legal owner of those debt securities, and references in this prospectus to any "securityholder" or "holder" of those debt securities means only the depositary or its nominee.

Regarding the Trustee

        The Trustee for each indenture is Wilmington Trust, National Association. The Trustee is permitted to engage in other transactions with the issuer and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest they must eliminate such conflict upon the occurrence of an Event of Default, or else resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder, member or limited partner of the issuer or its parent companies shall have any liability for any of its obligations under the debt securities or the applicable indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting debt securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities.

Governing Law

        The indenture, the debt securities and any guarantees thereunder shall be construed in accordance with and governed by the laws of the State of New York.

 DESCRIPTION OF CAPITAL STOCK

        The following descriptions are summaries of the material terms of SHI's amended and restated certificate of incorporation and amended and restated bylaws. These descriptions contain all information which we consider to be material, but may not contain all of the information that is important to you. To understand them fully, you should read our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. References in this "Description of the Capital Stock" to the "Company," "we," "us" and "our" are to SHI.

        Please note that, with respect to any of our shares held in book-entry form through The Depository Trust Company or any other share depositary, the depositary or its nominee will be the sole registered and legal owner of those shares, and references in this prospectus to any "stockholder" or "holder" of those shares means only the depositary or its nominee. Persons who hold beneficial interests in our shares through a depositary will not be registered or legal owners of those shares and will not be recognized as such for any purpose. For example, only the depositary or its nominee will be entitled to vote the shares held through it, and any dividends or other distributions to be paid, and any notices to be given, in respect of those shares will be paid or given only to the depositary or its nominee. Owners of beneficial interests in those shares will have to look solely to the depositary with respect to any benefits of share ownership, and any rights they may have with respect to those shares will be governed by the rules of the depositary, which are subject to change from time to time. We have no responsibility for those rules or their application to any interests held through the depositary.

Authorized Capital Stock

        Our authorized capital stock consists of:

  •
  2,000,000,000 shares of common stock, par value $0.01 per share; and

  •
  300,000,000 shares of preferred stock, par value $0.01 per share.

        As of November 14, 2014, 114,832,895 shares of our common stock were issued and outstanding. All the outstanding shares of our common stock are fully paid and non-assessable. No shares of our preferred stock are outstanding.

        The following is a description of the material terms of our restated certificate of incorporation and amended and restated bylaws. We refer you to our restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the SEC.

Common Stock

        Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive right to vote for the election of directors and for all other purposes. Our restated certificate of incorporation does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.

        Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock prior to distribution.

        Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Any shares of common stock sold under this prospectus will be validly issued, fully paid and nonassessable upon issuance against full payment of the purchase price for such shares.

Preferred Stock

        Our board of directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:

  •
  restricting dividends in respect of our common stock;

  •
  diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;

  •
  impairing the liquidation rights of our common stock; or

  •
  delaying or preventing a change of control of us.

Regulations Concerning Change of Control

        Certain of the states in which we are licensed to originate loans and the state in which our insurance subsidiaries are domiciled (Indiana) have laws or regulations which require regulatory approval for the acquisition of "control" of regulated entities. Under some state laws or regulations applicable to licensing, there exists a presumption of "control" when an acquiring party acquires as little as 10% of the voting securities of a regulated entity or of a company which itself controls (directly or indirectly) a regulated entity (the threshold is 10% under Indiana's insurance statutes). Therefore, any person acquiring 10% or more of our common stock may need the prior approval of some state insurance and/or licensing regulators, or a determination from such regulators that "control" has not been acquired.

Stockholders Agreement

General

        Our stockholders agreement, dated October 15, 2013, by and between SHI and the Initial Stockholder (the "Stockholders Agreement") provides certain rights to Fortress, with respect to the designation of directors for nomination and election to our board of directors, as well as registration rights for certain of our securities beneficially owned, directly or indirectly, by the Initial Stockholder and Fortress and its affiliates and permitted transferees.

        Our Stockholders Agreement provides that the parties thereto will use their respective reasonable efforts (including voting or causing to be voted all of our voting shares beneficially owned by each) so that no amendment is made to our restated certificate of incorporation or amended and restated bylaws in effect as of the date of the Stockholders Agreement that would add restrictions to the transferability of our shares by the Initial Stockholder or its permitted transferees which are beyond those provided for in our restated certificate of incorporation, amended and restated bylaws, the Stockholders Agreement or applicable securities laws, or that nullify the rights set out in the

Stockholders Agreement of the Initial Stockholder or its permitted transferees unless such amendment is approved by Fortress.

Designation and Election of Directors

        Our Stockholders Agreement provides that, for so long as the Stockholders Agreement is in effect, we, the Initial Stockholder and Fortress and certain of their affiliates and permitted transferees shall take all reasonable actions within our respective control (including voting or causing to be voted all of the securities entitled to vote generally in the election of our directors held of record or beneficially owned by Fortress or its affiliates or permitted transferees, and, with respect to us, including in the slate of nominees recommended by the board those individuals designated by Fortress) so as to elect to the board, and to cause to continue in office, not more than five directors (or such other number as Fortress may agree in writing), of whom, at any given time:

  •
  a number of directors equal to a majority of the board of directors, plus one director, shall be individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, at least 30% of our voting power;

  •
  a number equal to a majority of the board of directors, minus one director, shall be individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 30% but at least 20% of our voting power, provided that if the board of directors consists of six or fewer directors, then Fortress shall have the right to designate a number of directors equal to three directors;

  •
  a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress's proportional representation on the board of directors shall be individuals designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 20% but at least 10% of our voting power, provided that if the board of directors consists of six or fewer directors, then Fortress shall have the right to designate two directors; and

  •
  a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress's proportional representation on the board of directors shall be an individual designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 10% but at least 5% of our voting power, provided that if the board of directors consists of six or fewer directors, then Fortress shall have the right to designate one director.

Indemnification

        Under the Stockholders Agreement we are required to indemnify the Initial Stockholder and its officers, directors, employees, agents and affiliates against losses arising out of third-party claims (including litigation matters and other claims) based on, arising out of or resulting from:

  •
  the ownership or the operation of our assets or properties, and the operation or conduct of our business; and

  •
  any other activities we engage in.

        In addition, we are required to indemnify the Initial Stockholder and its officers, directors, employees, agents and affiliates against losses, including liabilities under the Securities Act and the Exchange Act, relating to misstatements in or omissions from any registration statement or report that we file, other than misstatements or omissions made in reliance on information relating to and furnished by the Initial Stockholder for use in the preparation of that registration statement or report.

Registration Rights

        Demand Rights.    Under our Stockholders Agreement, the Initial Stockholder has, for so long as the Initial Stockholder directly or indirectly beneficially owns, together with Fortress and its affiliates, an amount of our common stock equal to or greater than 1% of our shares of common stock issued and outstanding (a "Registrable Amount"), "demand" registration rights that allow the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees, at any time, to request that we register under the Securities Act an amount equal to or greater than a Registrable Amount. the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees, will be entitled to unlimited demand registrations so long as such persons, together, beneficially own a Registrable Amount. We will also not be required to effect any demand registration within one month of a "firm commitment" underwritten offering to which the requestor held "piggyback" rights, described below, and which included at least 50% of the shares of common stock requested by the requestor to be included. We will not be obligated to grant a request for a demand registration within one month of any other demand registration.

        Piggyback Rights.    For so long as the Initial Stockholder beneficially owns, together with Fortress and its affiliates and permitted transferees, an amount of our common stock equal to or greater than 1% of our common stock issued and outstanding, the Initial Stockholder (and Fortress and its affiliates and permitted transferees) will also have "piggyback" registration rights that allow them to include the common stock that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8 or pursuant to an employee benefit plan arrangement) or by any of our other stockholders that have registration rights. These "piggyback" registration rights will be subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

        Shelf Registration.    Under our Stockholders Agreement, we granted the Initial Stockholder or any of its respective permitted transferees, for so long as the Initial Stockholder, together with Fortress and its affiliates and permitted transferees, beneficially owns a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of our common stock to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12 month period) if we determine that certain disclosures required by the shelf registration statements would be detrimental to us or our stockholders. In addition, the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees, may elect to participate in such shelf registrations within five days after notice of the registration is given.

        Indemnification; Expenses; Lock-ups.    Under our Stockholders Agreement, we agreed to indemnify the applicable selling stockholders and its officers, directors, employees, managers, members partners, agents and controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells shares of our common stock, unless such liability arose from the applicable selling stockholder's misstatement or omission, and the applicable selling stockholder will agree to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration and offering-related expenses incidental to our performance under the Stockholders Agreement, and the applicable selling stockholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its shares of common stock under the Stockholders Agreement. Under the Stockholders Agreement we agreed to enter into, and to cause our officers and directors to enter into, lock-up agreements in connection with any exercise of registration rights by the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees.

        Observer Rights.    Under our Stockholders Agreement, we granted the Initial Stockholder the right to designate up to two non-voting representatives to attend meetings of our board and committees of the board.

Anti-Takeover Effects of Delaware Law, SHI's Restated Certificate of Incorporation and Amended and Restated Bylaws

        The following is a summary of certain provisions of our restated certificate of incorporation and amended and restated bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Authorized but Unissued Shares

        The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

        We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.

        Our restated certificate of incorporation provides that Section 203 of the Delaware General Corporation Law, as amended (the "DGCL"), an anti-takeover law, will not apply to us; however, our restated certificate of incorporation contains similar provisions providing that we may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder, unless:

  •
  prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to that time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders and not by written consent by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

        Under certain circumstances, this provision will make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

        Our restated certificate of incorporation provides that Fortress and certain of its affiliates, and any group as to which such persons are a party or any transferee of any such person or group of persons, will not constitute "interested stockholders" for purposes of this provision.

Other Provisions of Our Restated Certificate of Incorporation and Amended and Restated Bylaws

        Our restated certificate of incorporation provides for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The terms of the first, second and third classes will expire in 2014, 2015, and 2016, respectively. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer, or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest. In addition, our restated certificate of incorporation and amended and restated bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the voting interest of stockholders entitled to vote; provided, however, that for so long as Fortress and certain of its affiliates and permitted transferees beneficially own, directly or indirectly, at least 30% of our issued and outstanding common stock (including Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder), directors may be removed with or without cause with the affirmative vote of a majority of the voting interest of stockholders entitled to vote. Pursuant to our restated certificate of incorporation, shares of our preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See "—Preferred Stock."

Ability of our Stockholders to Act

        Our restated certificate of incorporation and amended and restated bylaws do not permit our stockholders to call special stockholders meetings; provided, however, that for so long as Fortress and certain of its affiliates and permitted transferees beneficially own at least 20% of our issued and outstanding common stock (including Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder), any stockholders that collectively beneficially own at least 20% of our issued and outstanding common stock may call special meetings of our stockholders. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

        Under our restated certificate of incorporation and amended and restated bylaws, any action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting by written consent of a majority of our stockholders for so long as Fortress and certain of its affiliates and permitted transferees beneficially own, directly or indirectly, at least 20% of our issued and outstanding common stock (including Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder). After Fortress and certain of its affiliates and permitted transferees, beneficially own, directly or indirectly, less than 20% of our issued and outstanding stock (including Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder), only action by unanimous written consent of our stockholders can be taken without a meeting.

        Our amended and restated bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by any of our stockholders. In addition to any other applicable requirements, for a nomination to be properly brought by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of our stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

        Our amended and restated bylaws provide that no business may be transacted at any annual meeting of our stockholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of our board of directors, (b) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (c) otherwise properly brought by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Forum Selection Clause

        Our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. In the event that the Court of Chancery lacks jurisdiction over any such action or proceeding, our restated certificate of incorporation provides that the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware. Our restated certificate of incorporation further provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provision.

Limitations on Liability and Indemnification of Directors and Officers

        Our restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for the following (to the extent such exemption is not permitted under the DGCL, as amended from time to time):

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  any breach of the director's duty of loyalty to us or our stockholders;

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  intentional misconduct or a knowing violation of law;

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  liability under Delaware corporate law for an unlawful payment of dividends or an unlawful stock purchase or redemption of stock; or

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  any transaction from which the director derives an improper personal benefit.

        Our restated certificate of incorporation and amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys' fees and disbursements and court costs) to our directors and officers and carry directors' and officers' insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our restated certificate of incorporation against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our restated certificate of incorporation. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders' ability to collect monetary damages from our directors and executive officers.

Corporate Opportunity

        Under our restated certificate of incorporation, to the extent permitted by law:

  •
  Fortress and AIG and their respective affiliates, including the Initial Stockholder, have the right to and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

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  if Fortress or AIG or their respective affiliates, including the Initial Stockholder, or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, our stockholders or affiliates;

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  we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and

in the event that any of our directors and officers who is also a director, officer, or employee of any of Fortress or AIG or their respective affiliates, including the Initial Stockholder, acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person's capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person's fiduciary duty and is not liable to us if any of Fortress or AIG or their respective affiliates, including the Initial Stockholder, pursues or acquires such corporate opportunity or if such person did not present the corporate opportunity to us.

Transfer Agent

        The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our common stock is listed on the NYSE under the symbol "LEAF".

 DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock. References in this "Description of Depositary Shares" to the "Company," "we," "us" and "our" are to SHI.

        While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

        Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

        A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

        Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

        In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

        If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

        We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

  •
  All outstanding depositary shares to which it relates have been redeemed or converted.

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  The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

        There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. References in this "Description of the Warrants" to the "Company," "we," "us" and "our" are to SHI.

        The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

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  the title of the warrants;

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  the designation, amount and terms of the securities for which the warrants are exercisable;

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  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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  the price or prices at which the warrants will be issued;

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  the aggregate number of warrants;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

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  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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  the maximum or minimum number of warrants that may be exercised at any time; and

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  information with respect to book-entry procedures, if any.

Exercise of Warrants

        Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part. References in this "Description of Stock Purchase Contracts and Stock Purchase Units" to the "Company," "we," "us" and "our" are to SHI.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

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  directly to one or more purchasers;

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  through agents;

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  to or through underwriters, brokers or dealers; or

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  through a combination of any of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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  privately negotiated transactions.

        We may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

  •
  sell securities short and redeliver such shares to close out our short positions;

  •
  enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement, as the case may be.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities, other than our common stock, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement.

        In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. In addition, certain legal matters will be passed upon for SFC by Jack R. Erkilla, Esq., Senior Vice President, Deputy General Counsel and Secretary of SFC.

EXPERTS

        The SHI consolidated financial statements and financial statement schedules incorporated in this Prospectus by reference to the SHI Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The SFC consolidated financial statements and financial statement schedules incorporated in this Prospectus by reference to the SFC Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Springleaf Holdings, Inc.

22,727,273 Shares

Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Citigroup

Goldman, Sachs & Co.

Barclays

Credit Suisse

Natixis

RBC Capital Markets

Wells Fargo Securities

                    , 2015